                                                                    Exhibit 10.2

                                                                  EXECUTION COPY

================================================================================

                      DEBT SERVICE RESERVE LETTER OF CREDIT
                           AND REIMBURSEMENT AGREEMENT

                                      among

                         INDIANTOWN COGENERATION, L.P.,
                                   as Borrower

                                       and

               THE SEVERAL BANKS AND OTHER FINANCIAL INSTITUTIONS
                  AND ENTITIES PARTIES HERETO FROM TIME TO TIME

                                       and

                                  BNP PARIBAS,
                                 as Initial Bank

                                       and

                        CREDIT LYONNAIS NEW YORK BRANCH,
                                    as Agent

                          dated as of October 10, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                                                                   PAGE
ARTICLE I DEFINITIONS; CONSTRUCTION..............................................................................    2

         SECTION 1.1.   Definitions..............................................................................    2

         SECTION 1.2.   Construction.............................................................................    8

ARTICLE II DEBT SERVICE RESERVE LETTER OF CREDIT.................................................................    8

         SECTION 2.1.   Commitments..............................................................................    8

         SECTION 2.2.   Amount and Term of Debt Service Reserve Letter of Credit.................................    9

         SECTION 2.3.   Participations in Debt Service Reserve Letter of Credit..................................   10

         SECTION 2.4.   Drawing and Reimbursement................................................................   10

         SECTION 2.5.   Fees.....................................................................................   11

         SECTION 2.6.   Interest.................................................................................   12

         SECTION 2.7.   Repayment................................................................................   13

         SECTION 2.8.   Prepayments..............................................................................   13

         SECTION 2.9.   Security.................................................................................   14

         SECTION 2.10.   Payments................................................................................   14

         SECTION 2.11.   Computation of Interest and Fees........................................................   14

         SECTION 2.12.   Payments on Non-Business Days...........................................................   15

         SECTION 2.13.   Sharing of Payments, Etc................................................................   15

         SECTION 2.14.   Evidence of Debt........................................................................   15

         SECTION 2.15.   Increased Debt Service Reserve Letter of Credit Costs...................................   15

         SECTION 2.16.   Capital Adequacy........................................................................   16

         SECTION 2.17.   Taxes...................................................................................   16

         SECTION 2.18.   Change of Law...........................................................................   19

         SECTION 2.19.   Non-Availability........................................................................   19

         SECTION 2.20.   Assignments by Banks....................................................................   19

         SECTION 2.21.   Reduction in Commitments/Loans..........................................................   20

         SECTION 2.22.   Right of Set-off........................................................................   20

         SECTION 2.23.   Minimum Amounts.........................................................................   20

ARTICLE III CONDITIONS PRECEDENT.................................................................................   21

         SECTION 3.1.   Conditions Precedent to Issuance of Debt Service Reserve Letter of Credit................   21

ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................   24

         SECTION 4.1.   Representations and Warranties...........................................................   24

ARTICLE V COVENANTS..............................................................................................   24

         SECTION 5.1.   Covenants................................................................................   24

ARTICLE VI DEFAULTS AND REMEDIES.................................................................................   27

         SECTION 6.1.   Defaults and Remedies....................................................................   27

ARTICLE VII CHARACTER OF OBLIGATIONS.............................................................................   30

         SECTION 7.1.   Obligations Absolute.....................................................................   30

         SECTION 7.2.   Limited Liability of Agent and Banks.....................................................   31

ARTICLE VIII THE AGENT...........................................................................................   31

         SECTION 8.1.   Authorization and Action.................................................................   31

         SECTION 8.2.   Agent's Reliance, Etc....................................................................   32

         SECTION 8.3.   Initial Bank and Agent and Their Respective Affiliates...................................   32

         SECTION 8.4.   Bank Credit Decision.....................................................................   33

         SECTION 8.5.   Indemnification..........................................................................   33

         SECTION 8.6.   Successor Agent..........................................................................   33

         SECTION 8.7.   Collateral...............................................................................   33

ARTICLE IX MISCELLANEOUS.........................................................................................   34

         SECTION 9.1.   Amendments, Etc..........................................................................   34

         SECTION 9.2.   Notices, Etc.............................................................................   34

         SECTION 9.3.   No Waiver; Remedies......................................................................   36

         SECTION 9.4.   Costs and Expenses.......................................................................   36

         SECTION 9.5.   Application of Moneys....................................................................   36

         SECTION 9.6.   Severability.............................................................................   36

         SECTION 9.7.   Non-Recourse Liability...................................................................   37

         SECTION 9.8.   Binding Effect...........................................................................   37

         SECTION 9.9.   Assignments and Participations...........................................................   37

         SECTION 9.10.   Indemnification.........................................................................   39

         SECTION 9.11.   Governing Law...........................................................................   40

         SECTION 9.12.   Consent to Jurisdiction and Venue.......................................................   40

         SECTION 9.13.   Headings................................................................................   40

         SECTION 9.14.   Execution in Counterparts...............................................................   40

         SECTION 9.15.   Waiver of Jury Trial....................................................................   41

Schedule 1.1A              Commitments
Schedule 1.1B              Notices

Exhibit A         Debt Service Reserve Letter of Credit
Exhibit B         Debt Service Reserve Letter of Credit Promissory Note
Exhibit C         [Intentionally Omitted]
Exhibit D         Commitment Transfer Supplement
Exhibit E         Reserve Bond Note
Exhibit F         Exemption Certificate

                      DEBT SERVICE RESERVE LETTER OF CREDIT
                           AND REIMBURSEMENT AGREEMENT

         This Debt Service Reserve Letter of Credit and Reimbursement Agreement (this "Agreement"), dated as of October 10, 2003, is entered into by and among
(1) INDIANTOWN COGENERATION, L.P., a Delaware limited partnership (the "Borrower"), (2) BNP PARIBAS (in its individual capacity, the "Initial Bank") and the other banks and other financial institutions or entities from time to time parties to this Agreement (collectively and, together with the Initial Bank, the "Banks") and (3) CREDIT LYONNAIS NEW YORK BRANCH ("Credit Lyonnais"), as agent (in such capacity, together with its successors in such capacity, the "Agent") for the Banks.

         A. Pursuant to a Trust Indenture dated as of November 1, 1994 (the "Principal Indenture") among Indiantown Cogeneration Funding Corporation, a Delaware corporation (the "Company"), the Borrower and NationsBank of Florida, N.A., as trustee (in such capacity, together with its successors in such capacity (as described in Recital E below), the "Trustee"), and each Series Supplemental Indenture (as defined in the Principal Indenture) (the Principal Indenture and all of the Series Supplemental Indentures herein collectively called the "Indenture"), the Company and the Borrower authorized the creation of issues of nonrecourse bonds, debentures, promissory notes and other evidences of indebtedness to be issued in several series (collectively, the "Securities"), the sale proceeds of which were advanced to the Borrower pursuant to the Indenture.

         B. In connection with the issuance of the Securities under the Indenture, the Borrower, several banks parties thereto and Banque Nationale de Paris, as initial bank (in such capacity, the "Original Initial Bank") and as agent, entered into a Debt Service Reserve Letter of Credit and Reimbursement Agreement dated as of November 1, 1994 (the "Original DSR LOC and Reimbursement Agreement") pursuant to which the Original Initial Bank issued, and the banks parties thereto agreed to participate in, the original debt service reserve letter of credit with an initial Outstanding Amount of $60,000,000 (the "Original DSR LOC") upon the terms and conditions set forth therein. On January 11, 1999, the Outstanding Amount of the Original DSR LOC was reduced to $29,925,906.

         C. On May 18, 2001, BNP Paribas (successor to Banque Nationale de Paris), as agent under the Original DSR LOC and Reimbursement Agreement, notified the Borrower that the expiration date of the Original DSR LOC would not be extended. The Original DSR LOC expires on November 22, 2005.

         D. Pursuant to Section 5.26 of the Principal Indenture, the Borrower is required, in the event of loss of the availability of the Original DSR LOC, to use all reasonable efforts to obtain a replacement Debt Service Reserve Letter of Credit. The Borrower has requested the Agent and the Banks, and the Agent and the Banks have agreed, to enter into this Agreement to replace the Original DSR LOC and Reimbursement Agreement. Pursuant to this Agreement, the Initial Bank will issue, and the Banks will participate in, a letter of credit which will replace the Original DSR LOC upon the terms and conditions hereinafter set forth.

         E. The Bank of New York has succeeded NationsBank of Florida, N.A., as Tax Exempt Trustee, and as Disbursement Agent.

                                   ARTICLE I

                           DEFINITIONS; CONSTRUCTION

         SECTION 1.1. Definitions. (a) Terms defined in the Indenture (in the form of such terms as they exist on the date of this Agreement (including giving effect to the Third Supplemental Indenture) and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Agreement has been consented to by the Required Banks in writing) have, unless the same are defined herein or the context otherwise requires, the same meaning when used herein (with appropriate substitutions including without limitation the following: (i) the word "Indenture" as it appears in the definition of Governmental Approvals shall be replaced by the words "this Agreement" and (ii) the word "Trustee" as it appears in the definition of Officers' Certificate shall be replaced by the word "Agent").

                  (b) The following terms are used in this Agreement with the following respective meanings:

                  "Additional Contract" means any contract (other than a Project Contract) providing for (i) the transmission or sale by the Borrower of any of the Facility's electrical or steam output or (ii) the supply and transportation of coal to the Facility (it being understood and agreed that the Massey Coal Contract shall not be deemed to be an "Additional Contract" for any purpose of this Agreement).

                  "Adjusted Base Rate" means the higher of (i) the Federal Funds Rate plus 1% and (ii) the Prime Rate.

                  "Adjusted Base Rate Loan" means a Loan bearing interest at the Adjusted Base Rate.

                  "Applicable LC Fee Rate" means the rate per annum set forth below:

From and including the Closing Date to and
excluding the second anniversary of the Closing Date                               2.25%

From and including the second  anniversary  of the Closing Date to
and excluding the fourth anniversary thereof                                       2.50%

From and including the fourth  anniversary  of the
Closing Date to and excluding the fifth anniversary thereof                        2.75%

Thereafter                                                                         3.50%

                  "Applicable Margin" means the rate per annum set forth under the relevant column heading below:

                                                                   Adjusted
                                                                   Base Rate       LIBOR
                                                                     Loan        Rate Loan
From and  including  the Closing Date to and  excluding the          1.25%         2.25%
second anniversary of the Closing Date

From and  including the second  anniversary  of the Closing          1.50%         2.50%
Date to and excluding the fourth anniversary thereof

From and  including the fourth  anniversary  of the Closing          1.75%         2.75%
Date to and excluding the fifth anniversary thereof

From and  including  the fifth  anniversary  of the Closing          2.50%         3.50%
Date to and excluding the seventh anniversary thereof

Thereafter                                                           2.75%         3.75%

                  "Closing Date" means the date on which the conditions precedent set forth in Section 3.1 have been fulfilled.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Cogentrix Eastern America" means Cogentrix Eastern America, Inc., a Delaware corporation.

                  "Commitment" has the meaning set forth in Section 2.1.

                  "Commitment Transfer Supplement" means a Commitment Transfer Supplement entered into by a Bank and another Person substantially in the form of Exhibit D.

                  "Company" has the meaning set forth in Recital A.

                  "Credit Documents" means this Agreement, the Notes and the Debt Service Reserve Letter of Credit.

                  "Debt Service Reserve Letter of Credit" means a letter of credit substantially in the form of Exhibit A, issued or to be issued by the Initial Bank, or any letter of credit issued by the Initial Bank in replacement thereof.

                  "Default" means an event that with the giving of any required notice and/or the lapse of any required time would constitute an Event of Default.

                  "Dollars" and "$" means dollars in lawful currency of the United States.

                  "Drawing" means a drawing under the Debt Service Reserve Letter of Credit.

                  "DSR LOC Note Repayment Date" means, in respect of each Loan, the later of (i) fifteen (15) years from the Closing Date or (ii) ten
         (10) years from the date of the Drawing giving rise to such Loan.

                  "Engineering Advisor" means Energy & Environmental
         Engineering.

                  "Event of Default" has the meaning set forth in Section 6.1.

                  "Excluded Taxes" has the meaning set forth in Section 2.17(a).

                  "Expiration Date" means the earlier of (a) seven (7) years from the Closing Date, unless extended pursuant to Section 2.2(b), in which case such extended date, or (b) the date on which the Debt Service Reserve Letter of Credit is terminated.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                  "Final Maturity Date" means the later to occur of (i) the latest Stated Maturity date of any series of Securities and (ii) the Final Maturity Date (Tax Exempt).

                  "First Amendment to Amended and Restated Authority Loan Agreement" means that certain First Amendment to Amended and Restated Authority Loan Agreement, dated on or about the date hereof, among the Borrower and Martin County Industrial Development Authority.

                  "First Amendment to Amended and Restated Management Services Agreement" means that certain First Amendment to Amended and Restated Management Services Agreement, dated on or about the date hereof, between the Borrower, as Owner, and Power Services Company (f/k/a U.S. Generating Company), as Manager.

                  "First Amendment to Amended and Restated Operation and Maintenance Agreement" means that certain First Amendment to Amended and Restated Operations and Maintenance Agreement, dated on or about the date hereof, between the Borrower, as Owner, and PG&E Operating Services Company (f/k/a U.S. Operating Services Company), as Operator.

                  "First Amendment to Assignment and Security Agreement" means that certain First Amendment to Assignment and Security Agreement, dated on or about the date hereof, among the Borrower, Deutsche Bank Trust Company Americas, as Collateral Agent, and The Bank of New York, as Disbursement Agent.

                  "First Amendment to Intercreditor Agreement" means that certain First Amendment to Collateral Agency and Intercreditor Agreement, dated on or about the date hereof, among the Borrower and the other parties to the Intercreditor Agreement.

                  "First Supplemental Indenture" means that certain First Supplemental Indenture to the TAX-EXEMPT Indenture, dated on or about the date hereof, between the Authority and the Tax Exempt Trustee.

                  "Fuel Supply Coverage Event" has the meaning set forth in
         Section 1.1 of the Disbursement Agreement.

                  "Fuel Supply Coverage Test Date" has the meaning set forth in
         Section 1.1 of the Disbursement Agreement.

                  "Indemnified Party" has the meaning set forth in Section 9.10.

                  "Indenture" has the meaning set forth in Recital A.

                  "Indexation Event" has the meaning set forth in Section 1.1 of the Disbursement Agreement.

                  "Interest Period" means with respect to any LIBOR Rate Loan, an interest period of one (1), three (3) or six (6) months; provided that:

                           (A) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                           (B) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (C) any Interest Period that would otherwise extend
                  beyond the DSR LOC Note Repayment Date or, if such Loan is converted into a Reserve Bond, the Final Maturity Date, shall end on the DSR LOC Note Repayment Date or the Final Maturity Date, as applicable.

                  "LIBOR Rate" means, with respect to each day during each Interest Period pertaining to any LIBOR Rate Loan, the rate of interest for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "LIBOR Rate" shall be determined by reference to the London Interbank Fixing Rate as published in the Financial Times, or if normal publication of the Financial Times is suspended for more than two days at a time that a quotation for a "LIBOR Rate" is sought, the "LIBOR Rate" shall be determined by reference to the London Interbank Offered Rate as quoted by National Westminster Bank plc (and displayed by Reuters). In the event that none of the foregoing is available, the "LIBOR Rate" shall instead be the rate per annum (rounded upward to the nearest 1/100th of 1%) at which the Agent is offered Dollar deposits (in the approximate amount of the LIBOR Rate Loan to be made) at or about 11:00 A.M., local time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Rate Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Rate Loans to be outstanding during such Interest Period.

                  "LIBOR Rate Loan" means a Loan bearing interest at the LIBOR Rate.

                  "Loan" has the meaning set forth in Section 2.4.

                  "Massey Coal Contract" means that certain Coal Purchase and Sales Agreement, dated as of February 5, 2003, between the Borrower and Massey Coal Sales Company, Inc., as amended, supplemented or otherwise modified from time to time.

                  "Mortgage Basis" means in respect of each Reserve Bond, an amortization schedule which, taking into account the interest rate applicable to such Reserve Bond determined in accordance with Section 2.7(f) and assuming payments are made on Interest Payment Dates, results in levelized payment of the principal of and interest on such Reserve Bond to and including the maturity date applicable to such Reserve Bond determined in accordance with Section 2.7(f).

                  "Note" has the meaning set forth in Section 2.14(a).

                  "Notice Date" has the meaning set forth in Section 2.2(b).

                  "Obligations" means all of the obligations of the Borrower to the Banks and the Agent under this Agreement and the Notes, whether for principal (including reimbursement of amounts drawn under the Debt Service Reserve Letter of Credit), interest, fees, expenses, indemnification or otherwise.

                  "Outstanding Amount" means an amount available to be drawn under the Debt Service Reserve Letter of Credit not to exceed $29,925,906 (which shall be the Outstanding Amount as of the Closing
         Date), as the same may be reduced or reinstated from time to time in accordance with the terms and provisions of the Debt Service Reserve Letter of Credit.

                  "Participant" has the meaning set forth in Section 9.9(b).

                  "Prime Rate" means the variable rate of interest per annum officially announced or published by the Agent from time to time as its "prime rate," such rate being set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Prime Rate shall be effective as of the opening of business on the date announced as the effective date of the change in such "prime rate."

                  "Principal Indenture" has the meaning set forth in Recital A.

                  "Purchasing Bank" has the meaning set forth in Section 9.9(a).

                  "Quarterly Date" has the meaning set forth in Section 2.5(c).

                  "Register" has the meaning set forth in Section 2.1.

                  "Regulatory Change" means, subsequent to the date of this Agreement, any adoption or change in United States Federal, state or municipal or foreign law or regulations (including without limitation Regulation D) or the adoption or change or making of any application, interpretation, directive, request or guideline of or under any United States Federal, state or municipal or foreign law or regulations by any court, central bank or Governmental Authority.

                  "Required Banks" means, at any time, Banks (one of which shall be the Agent) owed at least 66-2/3% of the sum of Obligations then outstanding and/or the Commitments; provided, however, that, if and so long as there are only two Banks, then "Required Banks" shall mean both of such Banks.

                  "Reserve Bond" has the meaning set forth in Section 2.7(e).

                  "Reserve Bond Note" has the meaning set forth in Section
         2.7(g).

                  "Reserve Requirement" means, for LIBOR Rate Loans, the rate (expressed as a percentage) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period therefor under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D).

                  "Securities" has the meaning set forth in Recital A.

                  "Taxes" means any and all present or future income, stamp, transfer, turnover and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental

         Authority, and any and all interest, penalties, claims or other liabilities arising under or relating thereto, including those on any of the Banks or on payments to be made to or received by any of them from the Borrower hereunder. The term "Taxes" specifically includes so-called recurring and nonrecurring intangibles taxes that are imposed under Chapter 199 of the Florida statutes and documentary stamp taxes that are imposed under Chapter 201 of the Florida statutes.

                  "Termination Notice" has the meaning set forth in Section 2.2(h).

                  "Third Supplemental Indenture" means that certain Third Supplemental Indenture to the Principal Indenture, dated on or about the date hereof, among the Borrower, the Company and the Trustee.

                  "Trustee" has the meaning set forth in Recital A.

         SECTION 1.2. Construction. In this Agreement, unless expressly specified to the contrary: the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation;" references to articles, sections (or subdivisions of sections), recitals, appendices, exhibits, annexes or schedules are to those of this Agreement; references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement; references to Persons include their respective permitted successors and assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities; and all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made and all financial statements required to be delivered under this Agreement shall be prepared in accordance with generally accepted accounting principles as in effect from time to time.

                                   ARTICLE II

                      DEBT SERVICE RESERVE LETTER OF CREDIT

         SECTION 2.1. Commitments. Each Bank irrevocably agrees severally, on the terms and conditions contained in this Agreement, to participate in the Debt Service Reserve Letter of Credit in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name on the attached
Schedule 1.1A or, if such Bank has entered into one or more Commitment Transfer Supplements, set forth for such Bank in the register (the "Register") maintained by the Agent (such agreement by such Bank, as the same may be reduced from time to time pursuant to the terms of this Agreement, herein called such Bank's "Commitment").

         SECTION 2.2. Amount and Term of Debt Service Reserve Letter of Credit.
(a) Subject to the terms and conditions contained in this Agreement, the Initial Bank irrevocably agrees to issue the Debt Service Reserve Letter of Credit on the Closing Date for the account of the Borrower and in the face amount of up to $29,925,906, subject to reduction in accordance with Section 2.21(b). The Debt Service Reserve Letter of Credit shall be issued on at least two (2) Business Days' notice from the Borrower to the Agent specifying the date of issuance thereof, which shall be a Business Day.

                  (b) On or prior to the date that is four (4) years and six (6) months prior to the original Expiration Date of the Debt Service Reserve Letter of Credit or any extension thereof pursuant to this Section 2.2(b) (the "Notice Date"), the Banks may, in their sole discretion, extend the original or extended Expiration Date, as the case may be, of such Debt Service Reserve Letter of Credit for an additional year beyond the original or extended Expiration Date, as the case may be. The Agent shall notify the Borrower of the Banks' decision regarding such extension on or prior to the applicable Notice Date. Failure of the Agent to provide the Borrower with written notice of renewal or non-renewal on or prior to the applicable Notice Date in respect of the original Expiration Date or any extended Expiration Date, as the case may be, shall be deemed a non-renewal of the Debt Service Reserve Letter of Credit. If the Banks agree to extend the then current Expiration Date, the Expiration Date of the Debt Service Reserve Letter of Credit shall, effective from the notice to the Borrower, be such extended date.

                  (c) If the Debt Service Reserve Letter of Credit is not renewed as set forth in Section 2.2(b) on or prior to the date that is three (3) years and six (6) months prior to the then current Expiration Date, the proviso of Section 3.10(a)(5) of the Disbursement Agreement shall apply, the Outstanding Amount shall be reduced by an amount equal to the Debt Service Reserve LOC Credit Amount and the Outstanding Amount shall not be reinstated upon repayment of any Loans.

                  (d) If Casualty Proceeds, Eminent Domain Proceeds or Buy-Down Amounts are deposited in the Debt Service Reserve Account pursuant to Section 6(e)(v) or 6(f)(vi) of the Intercreditor Agreement, then the Outstanding Amount of the Debt Service Reserve Letter of Credit shall be reduced by the amount of such deposit and shall not be subject to reinstatement to the extent of such reduction.

                  (e) If the Debt Service Reserve Account Required Balance shall be reduced (other than as set forth in Section 2.2(d) above), the Outstanding Amount of the Debt Service Reserve Letter of Credit shall be reduced by an amount equal to the product of (i) the amount of such reduction in the Debt Service Reserve Account Required Balance multiplied by (ii) a fraction equal to
(a) the sum of the Outstanding Amount of the Debt Service Reserve Letter of Credit as in effect prior to such reduction plus the aggregate cash balances in the Debt Service Reserve Account and the Tax Exempt Debt Service Reserve Account plus the amount of any Debt Service Reserve Account Security, divided by (b) the Debt Service Reserve Account Required Balance as in effect prior to such reduction. Unless Section 2.2(c) shall apply, the Outstanding Amount of the Debt Service Reserve Letter of Credit, as so reduced, shall be reinstated to the extent that Loans are repaid, provided that such reinstatement shall not cause the Outstanding Amount (when added to the aggregate balances in the Debt Service Reserve Account and the Tax Exempt Debt Service Reserve Account plus the amount of any Debt

Service Reserve Account Security) to exceed the Debt Service Reserve Account Required Balance.

                  (f) [Intentionally omitted.]

                  (g) The Borrower shall deliver, or cause to be delivered, (i) to each of the Agent, the Initial Bank, the Trustee and the Tax Exempt Trustee, prompt notice of the occurrence of any event resulting in an adjustment to the Debt Service Reserve Account Required Balance, including, without limitation, pursuant to Sections 3.14(i) and (j) of the Disbursement Agreement, and (ii) to each of the Agent, the Initial Bank and the Disbursement Agent, the calculation of the Outstanding Amount resulting from the adjustment referred to in clause
(i), together with all information reasonably necessary to make such calculation. The Initial Bank shall deliver to the beneficiary of the Debt Service Reserve Letter of Credit a notice in the form of Annex 7 to the Debt Service Reserve Letter of Credit to effect a reduction in the Outstanding Amount of the Debt Service Reserve Letter of Credit.

                  (h) The Initial Bank shall have the right, upon the occurrence and during the continuance of an Event of Default, to deliver a notice in the form of Annex 4 to the Debt Service Reserve Letter of Credit (a "Termination Notice"). The Outstanding Amount shall not be reinstated upon repayment of any Loans after the delivery by the Initial Bank of a Termination Notice.

                  (i) The Agent shall, solely for informational purposes, deliver to the Borrower a copy of any termination notice given to the beneficiary under the Debt Service Reserve Letter of Credit, provided, however, that the Banks' ability to terminate the Debt Service Reserve Letter of Credit shall not be contingent upon the Agent's delivery to the Borrower of such notice and that neither the Agent nor the Banks shall incur any liability whatsoever as a result of the Agent's failure to deliver such notice to the Borrower.

         SECTION 2.3. Participations in Debt Service Reserve Letter of Credit. Immediately upon the issuance of the Debt Service Reserve Letter of Credit, the Initial Bank shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed to have purchased and received from the Initial Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in the Debt Service Reserve Letter of Credit, each Drawing and the other Obligations in respect thereof in an amount equal to the product of (a) a fraction the numerator of which is the amount of the Commitment of such Bank and the denominator of which is the aggregate amount of all of the Commitments and (b) the maximum amount available to be drawn under the Debt Service Reserve Letter of Credit plus outstanding Loans. The Agent shall promptly advise each Bank of any change in the Outstanding Amount or Expiration Date in respect of the Debt Service Reserve Letter of Credit, the cancellation or other termination of the Debt Service Reserve Letter of Credit and any Drawing, provided, however, that failure to provide such notice shall not limit or impair the rights of the Agent hereunder or under the Financing Documents.

         SECTION 2.4. Drawing and Reimbursement. The payment by the Initial Bank of a Drawing shall constitute the making by the Initial Bank of a loan in the amount of such payment. In the event that a Drawing is not repaid by the Borrower by 10:00 a.m., New York time, on the day of such Drawing, the Agent shall promptly notify each other Bank. Each such Bank shall, on the day of such notification, make a loan to the Borrower, which shall be used to repay the applicable portion of the Initial Bank's loan with respect to such Drawing, in an amount equal to the amount of such Bank's participation in such Drawing, for application to repay the Initial Bank, and shall deliver to the Agent for the Initial Bank's account, on the day of such notification and in immediately available funds, the amount of such loan. In the event that any Bank fails to make available to the Agent for the account of the Initial Bank the amount of such loan, the Initial Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at
(i) for the first three (3) days of nonpayment, the Federal Funds Rate and (ii) thereafter, the Federal Funds Rate plus 3.0%. Each loan by a Bank pursuant to this Section 2.4 shall be deemed a "Loan" under this Agreement.

         SECTION 2.5. Fees. The Borrower shall pay the following fees to the Agent for the respective accounts of the Persons specified below:

                  (a) for the account of Credit Lyonnais, the fee set forth in that certain letter agreement of even date herewith between the Borrower and Credit Lyonnais, payable on the Closing Date;

                  (b) if there is more than one (1) Bank on the relevant due date for payment, for the account of the Agent, an annual administration fee of $50,000, payable on the Closing Date and on each anniversary thereof until the later to occur of the Expiration Date and the date on which all of the Loans have been paid in full;

                  (c) for the account of each Bank, an annual letter of credit fee equal to (i) the sum of (x) the Applicable LC Fee Rate multiplied by such Bank's ratable share of the difference between the Outstanding Amount minus the daily average amount on deposit in the DSR LOC Collateralization Fund (as defined in the Disbursement Agreement) during the applicable quarterly period (such average amount, the "DSR LOC Collateralization Fund Amount"); provided, however, that if additional Senior Debt of the Borrower or the Company is issued for use in connection with Required Modifications, the annual letter of credit fee rate set forth in this clause (x) shall be increased by 0.1%, plus
         (y) 0.50% per annum multiplied by such Bank's ratable share of the DSR LOC Collateralization Fund Amount; and (ii) during the continuance of an Event of Default or following a DSR LOC Note Repayment Date, the rate that would otherwise apply pursuant to clause (i)(x) plus 2.0% multiplied by such Bank's ratable share of the Outstanding Amount minus the DSR LOC Collateralization Fund Amount, in each case in clause (i) or (ii) above payable in quarterly installments on the first Business Day of each March, June, September and December (each such Business Day, a "Quarterly Date") following the Closing Date;

                  (d) for the account of the Initial Bank, an annual letter of credit fronting fee equal to 0.325% of the Outstanding Amount, payable in arrears on each Quarterly Date when applicable; and

                  (e) for the account of the Initial Bank, such additional administrative fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with the Initial Bank's standard internal charge guidelines, payable on demand.

         SECTION 2.6. Interest. (a) The Borrower shall pay interest on the unpaid principal amount of each Loan resulting from a Drawing, from the date of such Loan until such principal amount has been repaid in full. Such interest shall be paid at a rate per annum equal to (i) so long as no Event of Default has occurred and is continuing, either (x) the sum of the Adjusted Base Rate in effect from time to time plus the Applicable Margin or (y) the sum of the LIBOR Rate in effect from time to time plus the Applicable Margin, and (ii) so long as an Event of Default is continuing, the Adjusted Base Rate plus the Applicable Margin plus 2.0% per annum (the "Default Rate"). If the principal amount of a Loan is not repaid in full by the applicable DSR LOC Note Repayment Date and no Event of Default has occurred and is continuing, the Borrower shall pay interest on the unpaid principal amount of such Loan at the Adjusted Base Rate plus the Applicable Margin plus 2.0% per annum.

                  (b) Each Loan made pursuant to Section 2.4 shall initially bear interest based on the Adjusted Base Rate as in effect from time to time plus the Applicable Margin; provided, however, that prior to the making of any Loan, the Borrower may give the Agent written notice of the Borrower's election that such Loan shall bear interest based on the LIBOR Rate. Such notice shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. (New York time) three (3) Business Days prior to the occurrence of the Drawing giving rise to such Loan. The Agent shall promptly notify the Banks of the contents of each such notice. Subject to Sections 2.6(d), 2.19 and 2.23, such Loan shall then bear interest based on the LIBOR Rate plus the Applicable Margin from the date of such Loan.

                  (c) Subject to Sections 2.6(d), 2.19 and 2.23, unless an Event of Default shall have occurred and be continuing, the Borrower may at any time,
(i) upon three (3) Business Days' irrevocable written notice to the Agent, convert any Adjusted Base Rate Loan to a LIBOR Rate Loan or (ii) upon two (2) Business Days' irrevocable written notice to the Agent, convert any LIBOR Rate Loan to an Adjusted Base Rate Loan, provided that a LIBOR Rate Loan may be converted only on the last day of the applicable Interest Period. The Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Borrower fails to select the applicable interest rate, within the time period and otherwise as provided in this Section 2.6(c), such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into an Adjusted Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an Adjusted Base Rate Loan) will remain as, or (if not then outstanding) will be made as, an Adjusted Base Rate Loan.

                  (d) The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to any failure for any reason (i) of any LIBOR Rate Loan, pursuant to a notice given under Section 2.6(b) to occur or (ii) of the Borrower to convert an Adjusted Base Rate Loan from such Bank to a LIBOR Rate Loan as and when specified in the relevant notice given pursuant to Section 2.6(b) or 2.6(c). Interest pursuant to Section 2.6 shall be payable monthly in arrears on the first Business Day of each month.

         SECTION 2.7. Repayment. (a) The Borrower shall repay the principal amount of each Loan as, when and to the extent monies are available for such purpose pursuant to Section 3.4(e)(iv), 3.10(a)(5), 3.10(e) or 4.3(a) of the Disbursement Agreement or Section 6(e)(iii) or 6(f)(iii) of the Intercreditor Agreement. Each Loan shall mature on the applicable DSR LOC Note Repayment Date; provided that the outstanding principal of each such Loan shall be due and payable as, when and to the extent that monies are available for the purpose of repayment of principal pursuant to Sections 3.4(e)(iv), 3.10(a)(5), 3.10(e) and 4.3(a) of the Disbursement Agreement and Sections 6(e)(iii) and 6(f)(iii) of the Intercreditor Agreement, as applicable.

                  (b) The Initial Bank shall reduce the Outstanding Amount by the outstanding principal amount of each Loan.

                  (c) Subject to Sections 2.2 and 6.1, the Initial Bank shall, upon receipt of written notice from the Borrower, reinstate the Outstanding Amount to the extent of any repayment or prepayment of the principal amount of any Loan.

                  (d) [Intentionally omitted.]

                  (e) Notwithstanding the foregoing provisions of this Section 2.7, if (i) 50% or more of the principal amount of any Loan remains outstanding on or after the fifth (5th) anniversary of the Drawing giving rise to such Loan or (ii) the principal amount of any Loan remains outstanding on or after the later of (x) fifteen (15) years from the Closing Date and (y) the tenth (10th) anniversary of the Drawing giving rise to such Loan, the Agent may, subject to the approval of the Required Banks and upon thirty (30) days prior written notice to the Borrower and the other Secured Parties, convert any Loan into a substitute loan (such converted Loan, a "Reserve Bond").

                  (f) Each Reserve Bond shall (i) amortize on a Mortgage Basis,
(ii) finally mature on the Final Maturity Date and (iii) bear interest at a fixed rate equal to the higher of (x) the interest rate last applicable to the Loan converted into such Reserve Bond and (y) the then current (at the time of conversion of the Loan to such Reserve Bond) rate of interest on US Treasury Notes with an average life most comparable to the average life of such Reserve Bond plus 3.5%.

                  (g) Upon the expiration of the thirty (30) day period specified in Section 2.7(e), or such shorter period agreed to by the Agent and the Borrower, the Agent shall deliver to the Borrower the Note (marked canceled) evidencing the Loan which is to be converted into a Reserve Bond and the Borrower shall deliver to the Agent an appropriately completed Reserve Bond Note substantially in the form of Exhibit E (each a "Reserve Bond Note").

                  (h) The Borrower shall pay interest on each Reserve Bond monthly in arrears in accordance with Section 3.10(a)(4) of the Disbursement Agreement and shall pay principal on each Reserve Bond on each Interest Payment Date in accordance with Section 3.6(f) of the Disbursement Agreement.

         SECTION 2.8. Prepayments. (a) The Borrower may, at any time and from time to time on any Business Day, upon prior written notice to the Agent not later than 10:00 a.m., New York time, (i) at least two (2) Business Days before the day of any prepayment in the case of Adjusted

Base Rate Loans and (ii) at least three (3) Business Days before the day of any prepayment in the case of LIBOR Rate Loans, such notice stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay without premium or penalty the outstanding principal amounts of the Loans in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  (b) The Borrower agrees to indemnify each Bank and hold each Bank harmless from any direct loss (but excluding any indirect, consequential or incidental loss or damage), cost or out-of-pocket expense which such Bank incurs as a result of a prepayment of any LIBOR Rate Loan on a date which is not the last day of an Interest Period applicable thereto.

                  (c) All prepayments made hereunder shall be applied by the Agent and the Banks against the principal amount of outstanding Loans in the order they were made.

         SECTION 2.9. Security. The Obligations shall be secured by the Security Documents, the rights and remedies in respect of which shall be exercised pursuant to the Intercreditor Agreement.

         SECTION 2.10. Payments. (a) The Borrower shall make each payment hereunder and under the Notes and the Reserve Bond Notes not later than 10:00 a.m., New York time, on the day when due in Dollars to the Agent at its address set forth in Section 9.2, in immediately available funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal (including reimbursement of Drawings), interest or fees ratably (other than amounts payable for the account of the Agent or the Initial Bank pursuant to Section 2.5(a), (b), (d) or (e) or payable pursuant to Section 9.4) to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement.

                  (b) Unless the Agent receives notice from the Borrower before the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Borrower has not so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date on which such Bank repays such amount to the Agent (i) for the first three (3) days of non-repayment, at the Federal Funds Rate and (ii) thereafter, at the Federal Funds Rate plus 3.0%.

         SECTION 2.11. Computation of Interest and Fees. All computations of interest and fees hereunder shall be made on the basis of a year of three hundred sixty (360) days (or, in the case of interest on Adjusted Base Rate Loans that are based on Prime Rate, three hundred sixty five (365) days or three hundred sixty six (366) days, as the case may be) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each calculation and each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.12. Payments on Non-Business Days. Whenever any payment hereunder or under any Note or Reserve Bond Note is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. If no due date is specified for the payment of any amount payable by the Borrower hereunder, such amount shall be due and payable not later than ten (10) Business Days after receipt by the Borrower of written demand from the Agent for payment thereof.

         SECTION 2.13. Sharing of Payments, Etc. If any Bank obtains any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of its Commitment or the Loans made by it (other than pursuant to Section 9.4) in excess of its ratable share of such payments obtained by all of the Banks, then such Bank shall be deemed to have received such payment as agent for and on behalf of all the Banks and shall immediately advise the Agent of the receipt of such funds and promptly transmit the amount thereof to the Agent for prompt distribution among the Banks as provided for in this Agreement and such funds transmitted to the Agent shall be credited as a payment by the Borrower under this Agreement; provided, that such Bank so transmitting funds to the Agent shall not be deemed to have received, and the Borrower shall be deemed not to have made to such Bank (to the extent funds are transmitted to the Agent) any payment transmitted to the Agent by such Bank pursuant to this Section 2.13.

         SECTION 2.14. Evidence of Debt. (a) The indebtedness of the Borrower resulting from all Loans made by each Bank from time to time shall be evidenced by an appropriate notation on the schedule, or a continuation thereof, to the Debt Service Reserve Letter of Credit Promissory Note substantially in the form of Exhibit B (each a "Note"), delivered by the Borrower to such Bank.

                  (b) The books and accounts of the Agent shall be conclusive evidence, absent manifest error, of the amounts of all Drawings, Loans, fees, interest and other amounts advanced, due, outstanding, payable or paid pursuant to this Agreement or any Note.

         SECTION 2.15. Increased Debt Service Reserve Letter of Credit Costs. If, after the date hereof, any introduction of or change in any Law or in the interpretation thereof by any Governmental Authority charged with the administration thereof either (a) imposes, modifies or makes applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, or credit extended by, the Agent or any Bank or (b) imposes on the Agent or any Bank any other condition regarding this Agreement, the Agent, such Bank or the Debt Service Reserve Letter of Credit, and the result of any event referred to in the preceding clauses (a) or (b) is to increase the cost to the Agent or such Bank of issuing or maintaining the Debt Service Reserve Letter of Credit, reduce the amount of any payment receivable by the Agent or such Bank hereunder or reduce the rate of return on any Bank's capital as a consequence of its obligations hereunder below that which such Bank would have achieved but for such circumstance, then, in each such case, upon demand by the Agent or such Bank, the Borrower shall pay to the Agent or such Bank, from time to time as specified thereby, additional amounts sufficient to compensate the Agent or such Bank for such increased costs, reduction in payments receivable or reduction in rate of return. A certificate as to the amount of such increased cost, submitted to the Borrower by the Agent or by any Bank through the Agent, shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.16. Capital Adequacy. If the Agent or any Bank reasonably determines that compliance with any Law affects or would affect the amount of capital required or expected to be maintained by the Agent or such Bank or any corporation controlling the Agent or such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's Commitment or the issuance of the Debt Service Reserve Letter of Credit or outstanding Loans, then, upon demand by the Agent or such Bank, the Borrower shall pay to the Agent or such Bank, from time to time as specified thereby, additional amounts sufficient to compensate the Agent or such Bank in light of such circumstances, to the extent that the Agent or such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Commitment or the issuance of the Debt Service Reserve Letter of Credit or such Loans. A certificate as to such amounts submitted to the Borrower by the Agent or by any Bank through the Agent shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.17. Taxes. (a) Payments by the Borrower to each of the Banks under this Agreement and the Notes will be made free and clear of and without deduction for Taxes, other than Taxes based on the net income of such Bank (including franchise taxes imposed in lieu of net income taxes) imposed by (x) the United States federal government, (y) the jurisdiction where such Bank is organized or has its principal office or (z) the jurisdiction of the branch of such Bank maintaining any Loan or the branch of the Agent through which it renders its services as Agent ("Excluded Taxes"). If the Borrower is required by law to deduct Taxes (other than Excluded Taxes) from such a payment, then the sum payable under the instrument to which the payment relates will be increased so that there is no diminution in the amount any Bank actually receives on account of the deduction.

                  (b) The Borrower hereby indemnifies and holds harmless each Bank from and against, and agrees to reimburse each Bank on an after-tax basis (computed taking into account any deductions or other benefits available for federal income tax purposes for the Bank if it is a United States taxpayer and any deductions and benefits available for income tax purposes in any jurisdiction in which such Bank is a taxpayer) on demand for, any and all Taxes paid or incurred by such Bank in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing indemnity does not cover Excluded Taxes. Reimbursement on an "after-tax basis" means on a basis such that the Bank is made whole after taking into account income taxes that the Bank will owe on the indemnity or reimbursement payment in any jurisdiction and any related tax benefits, assuming the Bank is subject to income taxes at the highest marginal rates. Nothing in this paragraph shall interfere with the right of any Bank to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Bank is under any obligation to claim a deduction or other benefit relating to these transactions ahead of any other claim, relief, credit, deduction or other benefit to which it is entitled. The applicable Bank shall promptly give written notice to the Borrower (but in no event later than sixty
(60) days) after such Bank has actual knowledge of the imposition of any Taxes subject to indemnification hereunder; provided, however, that failure to give such notice within such sixty (60) day period will not relieve the Borrower of the obligation to indemnify such Bank in accordance with the terms hereof, except to the extent of interest that would have been avoided had the notice been given prior to the end of such sixty (60) day period.

                  (c) All payments made by the Borrower to each of the Banks under this Agreement and the Notes will be made without setoff, counterclaim or other defense.

                  (d) (i) The Borrower will provide evidence that all Taxes imposed on payments under this Agreement, any Loan or the Notes, have been fully paid to the appropriate authorities by delivering official receipts or notarized copies or confirmations by the Disbursement Agent or the Trustee of payment thereof to the Agent within thirty (30) days after payment. The Borrower will compensate any Bank that has to pay any Taxes because the Borrower failed to timely furnish such evidence; provided, that prior to paying such Taxes, such Bank shall have given the Borrower notice of its intent to make such payment and a reasonable opportunity to contest such Taxes as described in the following paragraph.

                  (ii) If the Borrower so requests promptly in writing after receipt of any notice under this Section 2.17, such Bank will contest in good faith the Taxes at the Borrower's expense, keep the Borrower fully informed about the progress of the contest, consult in good faith with the Borrower's counsel regarding conduct of the contest, and not compromise or otherwise settle the contest without the Borrower's consent (which shall not be unreasonably withheld or delayed); provided that the Bank may in its sole discretion select the forum for the contest and determine whether the contest will be by resisting payment of the Taxes or by paying the Taxes and seeking a refund; provided, further that the Bank will be under no obligation to contest unless (V) if the Bank requests, the Borrower has provided the Bank an opinion of independent tax counsel selected by the Borrower and reasonably acceptable to the Bank to the effect that there is a reasonable basis for the contest, (W) the amount in controversy is at least $75,000, (X) the Bank has received satisfactory indemnification and security for any liability, loss, cost or expense arising out of the contest (including, but not limited to, all reasonable legal and accounting fees and expenses, penalties, interest and additions to tax), (Y) if requested by the Bank, the Borrower has admitted in writing its duty to indemnify the Bank for the Taxes if the contest is lost (but such admission shall not preclude the Borrower from raising a defense to liability if a court of competent jurisdiction has rendered a decision articulating the cause of such Taxes, and the cause is not one for which the Borrower is responsible under this
Section 2.17), and (Z) if the contest is conducted in a manner that requires paying all or part of the Taxes, the Borrower has paid the amount required.

                  (iii) If the Borrower so requests within ten (10) days of notice to the Borrower of the imposition of any Taxes on payments to any of the Banks of a type not generally imposed on United States or foreign lenders making loans of the types contemplated hereunder, such Banks shall (consistent with legal and regulatory restrictions) comply with Section 2.20 hereof.

                  (e) Each Bank (or Participant) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") agrees that it will deliver to the Agent (or, in the case of a Participant, to the Bank from which the related participation shall have been purchased) and the Borrower two copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, United States federal withholding tax on all payments made by the Borrower under this Agreement and the other Credit Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms before the expiration, obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, (A) a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver, and (B) in the event that a Non-U.S. Lender cannot legally deliver any form as of the date such Non-U.S. Lender becomes a party to this Agreement, the Borrower shall be under no obligation to pay any additional amount or indemnity pursuant to this Section
2.17 (or otherwise) with respect to any United States withholding taxes that are in effect and that would apply to a payment under this Agreement or the Notes made to such Non-U.S. Lender as of such date; provided, however, that this clause (B) shall not apply to the extent such Non-U.S. Lender's assignor (or the Bank from whom such participation was purchased) (if any) was entitled, at the time of the assignment (or sale of participation), to receive additional amounts or indemnity from the Borrower. The provisions of this Section 2.17(e) shall apply to any successor holder of a Note. Each Bank that is a "U.S. Person" as defined in Section 7701(a)(30) of the Code and is not a corporation or other exempt recipient shall deliver to the Agent (or, in the case of a Participant, to the Bank from which the related participation shall have been purchased) and the Borrower two copies of United States Internal Revenue Service Form W-9 on or before the date such Bank becomes a party to this Agreement and before the expiration of any such form previously delivered by such Bank.

                  (f) Notwithstanding the foregoing, if (A)(i) any Non-U.S. Lender has previously delivered a Form W-8ECI or a successor applicable form and
(ii) by virtue of any action taken or not taken voluntarily by such Non-U.S. Lender, such Non U.S. Lender is not lawfully entitled to deliver a subsequent Form W-8ECI or applicable successor form solely as a result of such Non-U.S. Lender's failure to be engaged in the active conduct of a trade or business in the United States or a determination that all amounts to be paid to such Non-U.S. Lender hereunder are not effectively connected to such trade or business or (B) any Non-U.S. Lender fails to comply with the requirements of paragraph (e) of this Section when such Non-U.S. Lender is qualified to so comply, the Borrower shall be under no obligation to compensate or indemnify such Non-U.S. Lender under this Section 2.17 or otherwise with respect to any Tax required to be paid or withheld under United States federal income tax law that would not have been required to be paid or withheld had such Non-U.S. Lender so complied.

                  (g) Notwithstanding anything contained in this Section 2.17, the Borrower shall not be required to indemnify or reimburse any Bank who has failed to make available to the Agent its portion of any Loan on the date required to be made available to the Agent pursuant to this Agreement after the Agent has made written demand upon such Bank for such payment for any additional documentary stamp taxes or intangibles taxes incurred by such Bank solely as a result of such failure.

         SECTION 2.18. Change of Law. (a) Notwithstanding any other provision of this Agreement, if any Regulatory Change, or compliance by any Bank with any Regulatory Change, makes it unlawful or impossible for any Bank to make, maintain or continue its proportionate interest in any Debt Service Reserve Letter of Credit, then such Bank shall promptly give notice together with evidence thereof to the Borrower and the Agent, and the Borrower shall pay forthwith all amounts outstanding, accrued or payable under this Agreement to such Bank and cause such Bank to be released from all obligations of such Bank under this Agreement.

                  (b) A Bank shall (consistent with legal and regulatory restrictions) designate a different lending office for the Loans (or commitments therefor) or its participation in the Debt Service Reserve Letter of Credit affected pursuant to this Section 2.18 before giving any notice to the Borrower and the Agent pursuant to this Section 2.18 if such designation will avoid the need for giving such notice and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate a lending office located in the United States of America. If the Borrower so requests within ten (10) days of receipt of the notice referred to above (which notice is based on circumstances not generally applicable to United States or foreign lenders making loans of the types contemplated hereunder), such Bank shall (consistent with legal and regulatory restrictions) comply with
Section 2.20 hereof.

         SECTION 2.19. Non-Availability. (a) If at any time Dollar deposits in the principal amount of any Bank's proportionate interest in, or obligation under, any LIBOR Rate Loan are not available to such Bank in the London interbank market for the next Interest Period, such Bank shall so notify the Agent, who shall so notify the Borrower, and the obligation of such affected Bank to make or continue, or to convert Loans into LIBOR Rate Loans shall be immediately suspended and during such suspension be converted into an obligation to do the same with respect to Adjusted Base Rate Loans; provided, however, that outstanding LIBOR Rate Loans shall be converted into Adjusted Base Rate Loans on the last day of the then current Interest Period applicable to such Loans.

                  (b) If at any time the Interest Rate then in effect based on the LIBOR Rate does not adequately and fairly reflect, in the reasonable judgment of any Bank, the cost for such Bank of advancing or maintaining its respective proportionate interest in any LIBOR Rate Loan during any Interest Period, then such Bank shall notify the Agent, who shall so notify the Borrower, and interest on such Bank's proportionate share of the Loans shall for any subsequent Interest Period accrue at the Adjusted Base Rate.

                  (c) If the Borrower so requests after the suspension of a Bank's obligation to make LIBOR Rate Loans under this Section 2.19 for at least thirty (30) consecutive days on at least two (2) separate occasions based on circumstances not generally applicable to United States or foreign lenders making loans of the types contemplated hereunder, such Bank shall (consistent with legal and regulatory restrictions) comply with Section 2.20 hereof.

         SECTION 2.20. Assignments by Banks. If (i) a Bank is required to comply with this Section 2.20 after a request from the Borrower pursuant to Sections 2.17, 2.18 or 2.19 or (ii) the Borrower requests that the provisions of this
Section 2.20 apply to a Bank within ten (10) days after it receives a notice from the Agent that (A) such Bank has failed to make available to the Agent its portion of any Loan on the date required to be made available to the Agent pursuant to this Agreement after the Agent has made written demand upon such Bank for such payment or (B) such Bank has provided the Agent with notice that such Bank shall not make available to the Agent such portion of any Loan required to be made available to the Agent pursuant to this Agreement or (C) such Bank has failed to reimburse the Agent pursuant to the terms of this Agreement, such Bank shall assign, all or a part, as specified by the Borrower, of its proportionate share of the Loans and its commitment to make Loans, to a replacement Bank (which may be, but is not required to be, one of the other Banks) designated by the Borrower; provided that any assignment or transfer made by a Bank to a replacement Bank shall satisfy the following conditions: (i) the Borrower shall promptly pay when due all reasonable fees and expenses which such Bank incurs in connection with such transfer or assignment and (ii) any assignment of all or part of the Loans or Obligations, shall be made without recourse, representation or warranty, and the Borrower shall cause the replacement Bank to pay to the Agent for the account of the assigning Bank in immediately available funds all amounts outstanding or payable under this Agreement to each Bank assigning its interest in the Loans.

         SECTION 2.21. Reduction in Commitments/Loans. (a) The Borrower shall have the right to refinance all Commitments and all of the outstanding Loans, if any, and all of the outstanding Reserve Bonds, if any, in whole but not in part, without premium or penalty upon at least ten (10) days' prior written notice to the Agent; provided, however, that the Borrower agrees to indemnify each Bank and hold each Bank harmless from any direct loss (but excluding any indirect, consequential or incidental loss or damage), cost or out-of-pocket expense which such Bank incurs as a result of a refinancing pursuant to this Section 2.21 of any LIBOR Rate Loan on a date which is not the last day of an Interest Period applicable thereto.

                  (b) Notwithstanding the foregoing, the Borrower may, by notice to the Agent and the Initial Bank, reduce the aggregate Commitments of the Banks hereunder in an amount equal to the difference between the Debt Service Reserve Account Required Balance and the amount of the proceeds of the Tax-Exempt Bonds deposited in the Tax-Exempt Debt Service Reserve Account, which reduction shall be effected by a reduction in the Outstanding Amount of the Debt Service Reserve Letter of Credit.

         SECTION 2.22. Right of Set-off. The Borrower hereby authorizes each Bank (in addition to, and without limitation of, any right of set-off, banker's lien or counterclaim a Bank may otherwise have), upon the occurrence and during the continuance of any Event of Default, at any time and from time to time, without notice to the Borrower or any Person other than the Collateral Agent (any such notice being hereby expressly waived by the Borrower to the extent it may legally do so) to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by such Bank in any of its offices, wherever located (whether such deposits or indebtedness be in Dollars or in any other currency), to or for the credit or the account of the Borrower against any and all of the Obligations and liabilities of the Borrower now or hereafter existing under this Agreement.

         SECTION 2.23. Minimum Amounts. (a) Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Rate Loans shall be in an amount at least equal to $3,000,000 or in multiples of $1,000,000 in excess thereof and, if any LIBOR Rate Loans would otherwise be in a lesser principal amount for any period, such Loans shall bear interest based on the Adjusted Base Rate during such period. Payments pursuant to Sections 2.15, 2.16, 2.17 and 2.18 shall not be subject to such minimum amount.

                  (b) Not more than six (6) LIBOR Rate Loans may be outstanding at one time.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

         SECTION 3.1. Conditions Precedent to Issuance of Debt Service Reserve Letter of Credit. The initial obligation of the Initial Bank to issue, and of the Banks to participate in, the Debt Service Reserve Letter of Credit is subject to the following conditions precedent:

                  (a) Agreements; Notes. The Banks shall have received the following documents, each dated on the Closing Date, in form and substance satisfactory to the Banks and in the number of originals or copies reasonably required by the Banks:

                      (i) this Agreement and the Notes, each duly executed by the Borrower;

                      (ii) the Reimbursement Agreement and the Working Capital Facility, each duly executed by the parties thereto; and

                      (iii) the Third Supplemental Indenture, the First Supplemental Indenture, the First Amendment to Amended and Restated Authority Loan Agreement, the Disbursement Agreement (for the avoidance of doubt, as amended and restated on or about the date hereof), the First Amendment to Intercreditor Agreement, and the First Amendment to Assignment and Security Agreement, each duly executed by the parties thereto; and

                      (iv) the First Amendment to Amended and Restated Operation and Maintenance Agreement and the First Amendment to Amended and Restated Management Services Agreement, each as duly executed by the parties thereto.

                  (b) Other Financing Documents and Project Agreements. The Banks shall have received true and complete copies of all material Financing Documents and Project Agreements (in each case that remain in effect on the Closing Date), together with any amendments, supplements and modifications to each thereof as of the Closing Date, each duly executed by the parties thereto, certified by the Borrower as such on the Closing Date, in form and substance satisfactory to the Agent and in the number of copies reasonably required by the Agent.

                  (c) Full Force and Effect. All agreements referred to in
         Section 3.1(a) and (b) shall be in full force and effect on the Closing Date.

                  (d) Legal Opinions. The Banks shall have received written opinions of (i) Latham & Watkins LLP, New York counsel to the Borrower,
         (ii) Gunster, Yoakley & Stewart, P.A., Florida counsel to the Borrower, and (iii) in-house counsel to the

         Borrower, in each case dated the Closing Date and addressed to the Agent and the Banks, as to such matters as the Agent or any Bank may reasonably request.

                  (e) Evidence of Authorization. The Banks shall have received:
         (i) copies, certified on the Closing Date, of the partnership action of the Borrower authorizing the execution, delivery and performance by the Borrower of this Agreement, the other Credit Documents, the Reimbursement Agreement, the Working Capital Facility, the Disbursement Agreement (for the avoidance of doubt, as amended and restated on or about the date hereof), the First Amendment to Intercreditor Agreement, the Third Supplemental Indenture, the First Supplemental Indenture, the First Amendment to Amended and Restated Authority Loan Agreement, the First Amendment to Assignment and Security Agreement, the First Amendment to Amended and Restated Operation and Maintenance Agreement, the First Amendment to Amended and Restated Management Services Agreement and the other agreements to be executed by the Borrower pursuant to this Article III, (ii) certificates, dated the Closing Date, as to the incumbency and signature of each individual signing this Agreement on behalf of the Borrower; (iii) a certified copy of the partnership agreement of the Borrower; and (iv) evidence of the existence and good standing of the Borrower in the State of its organization and of the Borrower's qualification to do business in the State of Florida.

                  (f) Financial Statements. The Banks shall have received: (i) a copy of the most recent audited financial statements of the Borrower and (ii) a copy of the most recent unaudited financial statements of the Borrower, certified by an Authorized Representative thereof. Such financial statements shall be satisfactory to the Banks, and no material adverse change shall have occurred in the business, operations or financial condition of the Borrower since the date of such financial statements that could reasonably be expected to have a Material Adverse Effect.

                  (g) Financial Projections. The Banks shall have received detailed financial projections for the Project covering the period from January 1, 2004 through the Final Maturity Date, including therein projections of revenues, operating expenses, cash flow, debt service and other related items for the Project, in form and substance satisfactory to the Banks and the Independent Engineer and showing (i) a minimum Total Debt Service Coverage Ratio for each year of at least
         1.20 to 1.0 and (ii) an average Total Debt Service Coverage Ratio during such period of at least 1.35 to 1.00, in each case, certified as of the Closing Date by an Authorized Representative of the Borrower, as being based on reasonable assumptions and prepared in good faith in full consideration of all information known to such officer.

                  (h) Disbursement Agent. The Agent shall have received a certificate of the Disbursement Agent as to the incumbency and specimen signatures of the officers of the Disbursement Agent authorized to make drawings, to execute and present certificates under the Debt Service Reserve Letter of Credit, and otherwise to communicate with the Agent with respect thereto.

                  (i) Fees and Expenses. The Borrower shall have paid all accrued fees and expenses (as provided in Sections 2.5 and 9.4) of the Agent and the Banks (including the reasonable accrued fees and disbursements of Simpson Thacher & Bartlett
         LLP), to the extent that one or more statements for such fees and expenses have been presented for payment, provided that no such statement shall be required to be delivered in connection with any fee payable on the Closing Date pursuant to Section 2.5(a).

                  (j) Conditions Precedent Under Other Facilities. The conditions precedent contained in Section 3.1 of the Working Capital Facility and Section 3.1 of the Reimbursement Agreement shall have been satisfied.

                  (k) Tax Exempt Debt Service Reserve Account. The Tax Exempt Debt Service Reserve Account shall have $12,501,000 on deposit therein on the Closing Date and the Agent shall have received satisfactory evidence thereof.

                  (l) Continuation of Title and Priority. The Collateral Agent and the Agent shall have received from the relevant title companies a continuation endorsement of the title policies which currently cover the Mortgage, which title endorsement shall (i) insure that the Mortgage secures all amounts payable under this Agreement and the other Financing Documents and other Secured Obligations, and (ii) insure that since the date of any previous such endorsement (or, if none, since the effective date of said title insurance policies), there has been no change in the state of title to the Project and that there are no Liens (other than Permitted Liens) affecting the Project.

                  (m) Recordation; Lien Search. The Agent shall have received:

                      (i) satisfactory evidence that all filings, recordings, registrations and other actions necessary to create, perfect and maintain the first priority security interest of the Collateral Agent in the Collateral are in full force and effect; and

                      (ii) the results of a recent lien search in each of the jurisdictions where assets of the Borrower are located, and such search shall reveal no Liens on any assets of the Borrower except for Liens in favor of the Collateral Agent pursuant to the Security Documents and Permitted Liens.

                  (n) Insurance Coverage; Additional Insured. The Agent shall have received and found satisfactory a certificate signed by the Borrower's independent insurance broker which complies with Section
         5.18 of the Principal Indenture. The Agent shall have received satisfactory evidence that the Agent and the Banks are named as additional insured on all applicable insurance policies.

                  (o) No Default, Event of Eminent Domain or Event of Loss. No Default, Event of Default, Event of Eminent Domain or Event of Loss shall have occurred and be continuing.

                  (p) Representations and Warranties. The Banks shall have received an Officer's Certificate of the Borrower, dated the Closing Date, stating that the representations and warranties of the Borrower and each Affiliate thereof incorporated by reference in this

         Agreement or contained in any Security Document are true and correct in all material respects, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

                  (q) Termination of Original DSR LOC Reimbursement Agreement. The Banks shall have received satisfactory evidence from the Borrower that all commitments of the lenders that are parties to the Original DSR LOC and Reimbursement Agreement to make extensions of credit or loans thereunder have been terminated and no letters of credit or loans remain outstanding thereunder.

                  (r) Engineering Advisor's Letter Report. The Banks shall have received a letter report from the Engineering Advisor satisfactory to the Banks with respect to fuel arrangements for the Project and any other matter reasonably requested by the Agent or any Bank.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1. Representations and Warranties. The Borrower hereby makes on the Closing Date for the benefit of the Agent and the Banks all of the representations and warranties of the Borrower and the Company made in the Principal Indenture (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are deemed made as of such earlier date), in the form of such representations and warranties as they exist on the date of this Agreement and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Agreement has been consented to in accordance with Section 9.1. Such representations and warranties are incorporated herein by reference as if set forth at length in this Agreement; provided that any reference to the Partnership shall be deemed to be a reference to the Borrower; each reference to Project Agreements shall be deemed to include all Financing Documents (including the Credit Documents); each reference to the term "Securities" shall be deemed to include the Obligations; each reference to the term "Indenture" shall be deemed to be a reference to this Agreement; the reference to the phrase "purchase and ownership of Securities" on line 3 of
Section 3.6(b) of the Principal Indenture shall be deemed to refer to the issuance of the Debt Service Reserve Letter of Credit or the making of Loans; and each reference to the Trustee shall be deemed to be a reference to the Agent and the Banks.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.1. Covenants. So long as any Commitment is in effect, the Debt Service Reserve Letter of Credit is outstanding or the Obligations remain unpaid, unless compliance has been waived in accordance with Section 9.1:

                  (a) Covenants under the Principal Indenture. All of the covenants of the Borrower contained in Article V of the Principal Indenture (other than Section 5.14(a) thereof), together with any schedules referred to therein (in the form of such covenants and schedules as they exist as of the date of this Agreement and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Agreement has been consented to in accordance with Section 9.1), are hereby incorporated and made applicable by reference as if set forth at length in this Agreement; provided that any reference to the Partnership shall be deemed to be a reference to the Borrower; each reference to Project Agreements shall be deemed to include all Financing Documents (including the Credit Documents); each reference to the term "Securities" shall be deemed to include the Obligations; each reference to the term "Indenture" (other than in Section 5.13 of the Principal Indenture) shall be deemed to be a reference to this Agreement; each reference to the term "Trustee" (other than in Sections 5.21 and 5.22 of the Principal Indenture) shall be deemed to be a reference to the Agent; the phrase "the principal of and premium, if any, and interest on, and all other amounts payable in respect of, the Securities of each series in accordance with their terms and the terms of this Indenture and of the related Series Supplemental Indenture" in Section 5.1 of the Principal Indenture shall be deemed to refer to all Obligations; and the Borrower shall observe and perform all of such incorporated covenants.

                  (b) Termination or Amendment of Other Financing Documents. The Borrower will not, and will not permit the Company to, terminate, amend or otherwise modify any provision of the Indenture, the Tax Exempt Indenture, the Authority Loan Agreement, the Intercreditor Agreement, the Mortgage, the Security Agreement, the Reimbursement Agreement, the Working Capital Facility or any Subordinated Loan Agreement if such termination, amendment or other modification would, in the reasonable opinion of the Required Banks, be expected to have a material adverse effect on the rights and benefits of the Banks or the Agent.

                  (c) Cash Collateralization. The Borrower will provide for cash collateralization of the Debt Service Reserve Letter of Credit as provided for in Articles III and IV of the Disbursement Agreement and will comply with its obligations in respect thereof (including, without limitation, the obligation to provide the certificate set forth in
         Section 4.3(a) of the Disbursement Agreement; provided, that the conditions required to deliver such certificate shall have been satisfied).

                  (d) Amendments to Contracts. The Borrower shall not terminate, amend, replace or modify (other than immaterial amendments or modifications as certified by the Borrower) any Project Contract (other than the Power Purchase Agreement, the Energy Services Agreement, the Coal Purchase Agreement (except the Massey Coal Contract) or any replacement of any of the foregoing, with respect to which agreements the proviso below in this paragraph (d) shall apply) as such Project Contract is then in effect on the date of such proposed termination, amendment, replacement or modification, unless (i) the Borrower certifies that such termination, amendment, replacement or modification is not reasonably expected to have a Material Adverse Effect and such termination, amendment, replacement or modification is not reasonably expected to materially increase the likelihood of the occurrence of a future Material Adverse Effect and (ii) the

         Independent Engineer does not within thirty (30) days of receipt of such certificate disagree in writing with the certification provided pursuant to clause (i); provided, that the Borrower shall not, without the prior written consent of the Required Banks, agree to or acquiesce in the cancellation, suspension, replacement or termination (other than the normal expiration of an agreement in accordance with its terms) of the Power Purchase Agreement, the Energy Services Agreement or the Coal Purchase Agreement (except the Massey Coal Contract) or any material amendment, supplement or modification of, or material consent or waiver with respect to, any of the provisions of the agreements referred to in this proviso (other than the Massey Coal Contract).

                  (e) Additional Information. In addition to the information required to be provided to the Agent under Article V of the Principal Indenture (as incorporated and made applicable in this Agreement by reference), the Borrower shall furnish to the Agent the following:

                      (i) notice of the termination, material amendment, replacement or material modification of any material Project Contract or the execution and delivery of any material Additional Contract (in each case, together with a copy thereof if requested by the Agent); and

                      (ii) a copy of each material notice, document, demand or waiver delivered by or received by the Borrower pursuant to any material Project Contract.

                  (f) Additional Contracts. The Borrower will not enter into any Additional Contract unless (i) the Borrower certifies that the execution of such Additional Contract could not reasonably be expected to have a Material Adverse Effect and (ii) the Independent Engineer does not within thirty (30) days of receipt of such certificate disagree in writing with the certification provided pursuant to clause
         (i).

                  (g) Fuel Covenants.

                      (i) The Borrower shall, on the Fuel Supply Coverage Test Date, perform the test described under clause (i) of the definition of Fuel Supply Coverage Event. The Borrower shall give to the Agent and the Engineering Advisor written notice of the results of such test, together with calculations supporting such results, which notice must be received by the Agent within twenty (20) Business Days after the Fuel Supply Coverage Test Date but in no event later than five (5) Business Days prior to the Interest Payment Date immediately following the Fuel Supply Coverage Test Date.

                      (ii) The Borrower shall, ten (10) Business Days prior to each Interest Payment Date, perform the analyses and calculations described under clauses
                               (i) and (ii) of the definition of Indexation
                               Event. The Borrower shall give to the Agent written notice of the results of such tests and analyses, together with calculations supporting such results, which must be received by the Agent at least three (3) Business Days prior to such Interest Payment Date.

                  (h) Security Interest. The Borrower agrees that (i) the Obligations constitute "Secured Obligations," the Banks are "Senior Parties," and this Agreement constitutes a "Financing Document," each as contemplated by and as defined in the Mortgage and the other Security Documents, and (ii) the Mortgage and the Security Agreement each secure the payment and performance of the Obligations.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

         SECTION 6.1. Defaults and Remedies. If any one of the following events (each an "Event of Default") shall occur and be continuing:

                  (a) any amount in respect of fees, costs or expenses due under this Agreement shall not be paid in full within fifteen (15) days after its due date;

                  (b) any amount due in respect of interest on any Loan shall not be paid in full within fifteen (15) days after its due date;

                  (c) any amount due in respect of the principal or interest on any Reserve Bond shall not be paid in full within fifteen (15) days after its due date (taking into account the applicable amortization of such Reserve Bond);

                  (d) any amount due in respect of principal of any Loan shall not be paid to the Agent within fifteen (15) days after its due date as provided in Section 2.7(a);

                  (e) any amount due pursuant to that certain letter agreement referred to in Section 2.5(a) (other than any fee the payment of which constitutes a condition precedent under Section 3.1(c) and shall be paid on the Closing Date) shall not be paid in full within fifteen (15) days after its due date;

                  (f) any representation or warranty made by or on behalf of the Borrower in this Agreement (including by incorporation by reference), or in any certificate furnished to the Agent or the Banks shall prove to have been false or misleading in any respect as of the time made, confirmed or furnished and the inaccuracy has had or is reasonably expected to have a Material Adverse Effect and such misrepresentation shall continue uncured for thirty (30) or more days from the discovery thereof; provided that if the Borrower or the Company commences efforts to cure the factual situation resulting in such misrepresentation within such thirty (30) day period, the Borrower or the Company may continue to effect such cure of the misrepresentation and such misrepresentation shall not be deemed an Event of Default, for an additional sixty (60) days so long as an Authorized Representative of the Borrower or the Company, as the case may be, provides an Officers' Certificate stating that no other Event of Default has occurred and is continuing and the Borrower or the Company is diligently pursuing the cure;

                  (g) either the Borrower or the Company shall fail to perform or observe any covenant or agreement contained in Section 5.2 (Insurance) of the Principal Indenture as incorporated in Section 5.1(a) of this Agreement or in Section 5.1(g) of this Agreement;

                  (h) either the Borrower or the Company shall fail to perform or observe any covenant or agreement contained in Sections 5.4 (Maintenance of Existence and Governmental Approvals), 5.9 (Compliance with Laws), 5.10 (Prohibition on Fundamental Changes and Disposition of Assets), 5.14 (Amendments to Contracts), 5.19 (Liens), 5.21 (Indebtedness) or 5.24 (Restricted Payments) of the Principal Indenture as incorporated in Section 5.1(a) of this Agreement or in Section 5.1(b) of this Agreement, and such failure shall continue uncured for thirty (30) or more days after the Borrower or the Company has actual knowledge of such failure;

                  (i) either the Borrower or the Company shall fail to perform or observe any of its covenants contained (including by incorporation by reference) in any other provision of this Agreement (other than those referred to in paragraphs (a), (b), (c), (d), (e), (f), (g) and
         (h) above) and such failure shall continue uncured for thirty (30) or more days after the Borrower or the Company has actual knowledge of such failure; provided that if the Borrower or the Company commences efforts to cure such default within such thirty (30) day period, the Borrower or the Company may continue to effect such cure of the default (and such default shall not be deemed an "Event of Default" hereunder) for an additional ninety (90) days so long as an Authorized Representative of the Borrower or the Company, as the case may be, provides an Officers' Certificate stating that no other Event of Default has occurred and is continuing and the Borrower or the Company is diligently pursuing the cure;

                  (j) an acceleration of the principal and interest owing under the Working Capital Facility shall be declared and the amount so accelerated is not paid or such acceleration is not rescinded within fifteen (15) days;

                  (k) an "Event of Default" under the Reimbursement Agreement shall occur and be continuing until the earlier of the expiration of thirty (30) days or an acceleration under the Reimbursement Agreement;

                  (l) an "Event of Default" under the Indenture shall occur and be continuing until the earlier of the expiration of thirty (30) days or an acceleration under the Indenture;

                  (m) an "Event of Default" under the Tax Exempt Indenture shall occur and be continuing until the earlier of the expiration of thirty
         (30) days or an acceleration under the Tax Exempt Indenture;

                  (n) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code, (v) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts,
         (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing, any petition filed against the Borrower in an involuntary case under the Bankruptcy Code, or (vii) take any partnership or other action for the purpose of effecting any of the foregoing;

                  (o) a proceeding or case shall be commenced without the application or consent of the Borrower in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety
         (90) or more consecutive days, or any order for relief against the Borrower shall be entered in an involuntary case under the Bankruptcy Code;

                  (p) any grant of a Lien contained in the Security Documents shall cease to be effective to grant a perfected Lien to the Collateral Agent on the Collateral described therein with the priority purported to be created thereby and such cessation has had or could reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower shall have ten (10) days from actual knowledge thereof to cure any such cessation;

                  (q) PG&E Enterprises and Cogentrix Eastern America, directly or indirectly through one or more wholly-owned subsidiaries, shall fail to continue to control the management and operations of the Borrower and to maintain constituent general partnership interests in the Borrower, provided, however, that failure to maintain such control shall not constitute a default if the Borrower provides a letter from each of S&P, Moody's, and Fitch (except that no such letter shall be required from any such rating agency not then currently rating the Securities issued under the Indenture) confirming that such failure will not in and of itself result in (x) a downgrading of the rating on the Securities to below Investment Grade if such agency is then rating the Securities as Investment Grade or (y) any downgrading of the rating on the Securities if the Securities are then rated as below Investment Grade by such agency; or

                  (r) at any time during the term of the Securities, PG&E Enterprises and Cogentrix Eastern America, directly or indirectly through one or more wholly owned subsidiaries, shall fail to maintain partnership interests representing at least 20% in the aggregate of the partnership interests of the Borrower, provided that failure to maintain such partnership interests shall not constitute a default if the Borrower provides a letter from each of S&P, Moody's, and Fitch (except that no such letter shall be required from any such rating agency not then currently rating the Securities) confirming that such failure will not in and of itself result in (x) a downgrading of the rating on the Securities to below Investment Grade if such agency is then rating the Securities as Investment Grade or (y) any downgrading of the rating on the Securities if the Securities are then rated as below Investment Grade by such agency;

then, and in any such event, the Agent shall at the request of the Required Banks take one or more of the following actions: (i) by notice to the Borrower and the Senior Secured Parties, declare the Commitments to be terminated, whereupon the same shall forthwith terminate and after giving forty five (45) days' written notice to the beneficiary of such outstanding Debt Service Reserve Letter of Credit and the lapse of the time period required prior to termination by such Debt Service Reserve Letter of Credit, terminate the Debt Service Reserve Letter of Credit, or (ii) declare the Obligations, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Obligations, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower or (iii) terminate the ability of the Borrower to cause reinstatement of the Outstanding Amount through the reimbursement of Drawings, as contemplated by the terms hereof.

                                  ARTICLE VII

                            CHARACTER OF OBLIGATIONS

         SECTION 7.1. Obligations Absolute. The Obligations shall be absolute, unconditional and irrevocable and shall not be affected or impaired under any circumstances whatsoever, including the following circumstances:

                  (a) any lack of validity or enforceability of any provision of any Project Agreement or Financing Document;

                  (b) any amendment or waiver of, or any consent to departure from, any provision of any Project Agreement;

                  (c) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against the Trustee, any other beneficiary of the Debt Service Reserve Letter of Credit (or any Person for whom the Trustee or any such beneficiary may be acting), any Bank, the Agent or any other Person, whether in connection with any Project Agreement or, the transactions contemplated thereby or any unrelated transaction;

                  (d) any statement or signature in any certificate or other document presented under the Debt Service Reserve Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any such statement being untrue or inaccurate in any respect whatsoever;

                  (e) any exchange, release or nonperfection of any Collateral or other collateral, or any release, amendment or waiver of or consent to departure from any Project Agreement, or any guaranty, for any of the Obligations;

                  (f) payment by a Bank under the Debt Service Reserve Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Debt Service Reserve Letter of Credit; and

                  (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         SECTION 7.2. Limited Liability of Agent and Banks. As among the Borrower, the Agent and the Banks, the Borrower assumes all risks of the acts or omissions of the beneficiaries of the Debt Service Reserve Letter of Credit with respect to the use of the Debt Service Reserve Letter of Credit. Neither the Agent nor any Bank nor any of their respective officers, directors, employees or agents shall be liable or responsible for (a) the use that may be made of the Debt Service Reserve Letter of Credit or any acts or omissions of any beneficiaries of the Debt Service Reserve Letter of Credit in connection with the Debt Service Reserve Letter of Credit; (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted in connection with the Debt Service Reserve Letter of Credit or of any endorsement thereon, even if such document or endorsement should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (c) payment by the Initial Bank against presentation of any document that does not comply with the terms of the Debt Service Reserve Letter of Credit, including failure of any document to bear any reference or adequate reference to the Debt Service Reserve Letter of Credit; or (d) any other circumstance whatsoever in making, delaying to make or failing to make payment under the Debt Service Reserve Letter of Credit; provided, however, notwithstanding anything in this Agreement to the contrary, that the Borrower shall have a claim against the Initial Bank, and the Initial Bank shall be liable to the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower that were the result of the Initial Bank's willful misconduct or gross negligence in paying under the Debt Service Reserve Letter of Credit or the Initial Bank's willful or grossly negligent failure to pay under the Debt Service Reserve Letter of Credit after the presentation to it by the beneficiary of a draft and certificate strictly complying with the terms and conditions of the Debt Service Reserve Letter of Credit (unless the Initial Bank in good faith believed itself (based upon an opinion of counsel) to be prohibited by law or legal authority from making such payment). In furtherance and not in limitation of the foregoing, the Initial Bank may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                  ARTICLE VIII

                                    THE AGENT

         SECTION 8.1. Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including enforcement of and collection under any Credit Document or other Project Agreement), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or other Project Agreement or applicable law. In performing its function and duties hereunder, the Agent shall act solely as the agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any other party to any Project Agreement. Prior to the Notice Date, each Bank shall give the Agent written notice of such Bank's election to extend or not to extend the original or extended Expiration Date of the Debt Service Reserve Letter of Credit for an additional year pursuant to Section 2.2(b); provided, however, that failure of any Bank to give the Agent such written notice shall be deemed an election not to extend such Expiration Date.

         SECTION 8.2. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Credit Document or other Project Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (a) may treat any Bank that has signed a Commitment Transfer Supplement as the holder of the applicable portion of the Obligations;
(b) may consult with legal counsel (including counsel for the Borrower or any Affiliate), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with any Credit Document or other Project Agreement; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document or other Project Agreement on the part of the Borrower or any Affiliate or to inspect the property (including the books and records) of the Borrower or any Affiliate thereof; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or other Project Agreement or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of any Credit Document or other Project Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile or otherwise) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 8.3. Initial Bank and Agent and Their Respective Affiliates. With respect to its Commitment and participation in the Debt Service Reserve Letter of Credit, the Initial Bank shall have the same rights and powers under this Agreement as any other Bank; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Initial Bank in its individual capacity. The Initial Bank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Affiliate thereof and any Person that may do business with or own securities of the Borrower or any Affiliate thereof, without any duty to account therefor to the Banks. Credit Lyonnais New York Branch and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Affiliate thereof and any Person that may do business with or own securities of the Borrower or any Affiliate thereof, all as if Credit Lyonnais New York Branch were not the Agent and without any duty to account therefor to the Banks.

         SECTION 8.4. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance on the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance on the Agent or any other Bank and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 8.5. Indemnification. The Banks agree to indemnify the Agent (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective principal amounts of the Obligations then held by each of them and/or the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may at any time (including without limitation, at any time following the payment of any Obligations or termination of this Agreement) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Credit Document or other Project Agreement or any action taken or omitted by the Agent under any Credit Document or other Project Agreement; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 9.4, to the extent that the Agent is not reimbursed for such costs and expenses by the Borrower.

         SECTION 8.6. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause with the written approval of the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower, which shall not be unreasonably withheld. If no successor Agent has been so appointed by the Required Banks, and has accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent with the consent of the Borrower (which shall not be unreasonably withheld), which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least five hundred million Dollars ($500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from any further duties and obligations under the Credit Documents and the other Project Agreements. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was agent under this Agreement.

         SECTION 8.7. Collateral. (a) Except as expressly provided herein, the Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Agent shall incur no liability as a result of any private sale of the Collateral.

                  (b) The Banks hereby consent, and agree upon written request by the Agent to execute and deliver such instruments and other documents as the Agent may deem desirable to confirm such consent, to the release of the Liens on the Collateral, including any release in connection with any sale, transfer or other disposition of the Collateral or any part thereof, in accordance with the Project Agreements.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Note, or consent to any departure by the Borrower therefrom, shall be effective unless in writing and signed or consented to (in writing) by the Required Banks (and, in the case of amendments, the Borrower), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed or consented to (in writing) by all of the Banks do any of the following: (a) waive any of the conditions specified in Article III; (b) increase the Commitments of the Banks or subject the Banks to any additional obligations; (c) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (d) postpone any date fixed for (i) payment of principal of, or interest on, the Loans, (ii) reimbursement of drawings under any of the Debt Service Reserve Letter of Credit or (iii) payment of fees or other amounts payable hereunder;
(e) change the percentage of the Commitments or of the Loans outstanding, or the number of Banks, required for the Banks or any of them to take any action hereunder; or (f) amend this Section 9.1; and provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Persons required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Credit Document.

         SECTION 9.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including by facsimile) and shall be mailed, faxed or delivered as follows:

                  if to the Borrower by overnight delivery, to

                           Indiantown Cogeneration, L.P.
                           13303 Southwest Silver Fox Lane
                           Indiantown, FL  34956-9704
                           Attention: General Manager
                           Telephone No.: (772) 597-6500
                           Fax No.: (772) 597-6520

                  if to the Borrower by U.S. mail, to

                           Indiantown Cogeneration, L.P.

                           P.O. Box 1799
                           Indiantown, FL 34956-9704
                           Attention: General Manager
                           Telephone No.: (772) 597-6500
                           Fax No.: (772) 597-6520

                           with a copy to:

                           National Energy & Gas Transmission, Inc.
                           7600 Wisconsin Avenue
                           Bethesda, MD 20814-3657
                           Attention: General Counsel
                           Telephone No.: (301) 280-6800
                           Fax No.: (301) 280-6900

                  if to the Initial Bank, to:

                           BNP Paribas
                           787 Seventh Avenue
                           New York, NY 10019
                           Attention: Project Finance and Utilities Department Telephone No.: (212) 841-2836
                           Fax No.: (212) 841-2555

                           with a copy to:

                           BNP Paribas
                           919 Third Avenue, 3rd Floor
                           New York, NY 10022
                           Attention: Letter of Credit Department
                           Telephone No.: (212) 471-6649
                           Fax No.: (212) 471-6697

                  if to the Agent, to:

                           Credit Lyonnais New York Branch
                           1301 Avenue of the Americas
                           New York, NY 10019
                           Attention: Project Finance Portfolio Management Telephone No.: (212) 261-7882
                           Fax No.: (212) 261-3421

if to any Bank, to it at the address or facsimile number set forth opposite its name on the attached Schedule 1.1B or in the Commitment Transfer Supplement by which it became a party hereto; or, as to each party, to it at such other address or facsimile number as designated by such party in a written notice to the other parties. All such notices and communications shall be deemed received,
(a) if personally delivered, upon delivery, (b) if sent by first-class mail, on the third

Business Day following deposit into the mails and (c) if sent by facsimile, upon acknowledgment of receipt thereof by the recipient, except that notices and communications to the Agent pursuant to Article II or VIII shall not be effective until received by the Agent. Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II or VIII unless otherwise agreed by the Agent and the applicable Bank. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         SECTION 9.3. No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.4. Costs and Expenses. The Borrower agrees to pay within 15 days of receipt of an invoice with respect thereto (a) all reasonable costs and expenses of the Agent and the Banks in connection with the preparation, execution, delivery, syndication, administration, modification and amendment of this Agreement, the Notes, the other Credit Documents and the other documents to be delivered hereunder, including (i) the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Banks with respect thereto and with respect to advising the Agent and the Banks as to their rights and responsibilities, or the perfection, protection or reservation of rights or interests, under this Agreement, the other Project Agreements and the other documents to be delivered hereunder, and (ii) the reasonable fees and expenses of any consultants, auditors or accountants engaged by the Agent with the written consent (which shall not be unreasonably withheld) of the Borrower pursuant hereto and (b) all reasonable costs and expenses of the Agent and the Banks (including reasonable counsel fees and expenses of the Agent and the Banks) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Credit Documents, the other Project Agreements and the other documents to be delivered hereunder, whether in any action, suit or litigation, any bankruptcy, insolvency or similar proceeding; provided, that all fees payable by the Borrower pursuant to Section 3.1(i) shall be paid on the Closing Date. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the aforementioned documents, and the Borrower agrees to indemnify and hold the Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay on the part of the Borrower in paying or omission to pay any of the foregoing.

         SECTION 9.5. Application of Moneys. If any sum paid or recovered in respect of the Obligations is less than the amount then due, the Agent shall apply that sum first to fees then due and owing, second to interest then due and owing, third to principal then due and owing, and fourth to any other amount then due and owing, in each case under this Agreement.

         SECTION 9.6. Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions of this Agreement or affecting the validity, enforceability or authorization of such provision in any other jurisdiction.

         SECTION 9.7. Non-Recourse Liability. Satisfaction of the Obligations shall be had solely from the Collateral. The liability of the Partners with respect to the Obligations is limited to any unpaid capital contributions required by the Equity Contribution Agreement, and no recourse shall be had in the event of any nonperformance by the Borrower of the Obligations to (a) any assets or properties of the Partners other than their respective interests in the Collateral and other than with respect to any unpaid capital contributions required by the Equity Contribution Agreement or (b) any Partner or any Affiliate of any Partner or the Borrower or any of the officers, directors, employees, incorporators or stockholders of the Partners or any Affiliate of any Partner or the Borrower, and no judgment for any deficiency upon the Obligations shall be obtainable by the Banks or the Agent against any Partner or any Affiliate of the Borrower or any Partner or any incorporator, stockholder, officer, employee or director, past, present or future, of any Partner or of any predecessor or successor of any Partner or any Affiliate of any Partner or the Borrower.

         SECTION 9.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights and obligations hereunder without the prior written consent of the Required Banks, and, except as provided in Section 9.9, no Bank other than the Initial Bank shall have the right to assign any of its rights and obligations hereunder.

         SECTION 9.9. Assignments and Participations. (a) Any Bank may at any time (with the consent of the Borrower, such consent not to be unreasonably withheld or delayed, the consent of the Agent, such consent not to be unreasonably withheld or delayed, and the consent of the Initial Bank) sell to one or more banks or other entities (a "Purchasing Bank") all or any part of its rights and obligations under this Agreement and the Notes (which, except in the case of an assignment to a Person that, immediately before such assignment, was a Bank, shall be equal to at least $2,000,000) pursuant to a Commitment Transfer Supplement, executed by such Purchasing Bank, such transferor Bank, the Agent and the Initial Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Borrower). Upon (x) such execution of such Commitment Transfer Supplement, and (y) delivery of a copy thereof to the Borrower and payment of the amount of its participation to the Agent or such transferor Bank, such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement, to the same extent as if it were an original party hereto with the commitment percentage as set forth in such Commitment Transfer Supplement, which shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of commitment percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. Upon the consummation of any transfer pursuant to this Section 9.9, the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchasing Bank, in each case, in principal amounts reflecting their Commitment.

                  (b) The Agent shall, on behalf of the Borrower, maintain the Register for the recordation of the names and addresses of the Banks and the Commitment and the principal amount of any Loans owing to each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Bank and the Agent shall treat each Person whose name is recorded in the Register as the owner of the Loans for all purposes of this Agreement. Upon its receipt of a duly completed Commitment Transfer Supplement executed by the assigning Bank and the Purchasing Bank, the Purchasing Bank's completed administrative questionnaire (unless the Purchasing Bank shall already be a Bank hereunder), and the Purchasing Bank's payment of a processing and recordation fee of $2,500, the Agent shall accept such Commitment Transfer Supplement and record the information contained therein in the Register. Notwithstanding anything to the contrary in this Agreement, any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register.

                  (c) Any Bank may, from time to time, sell or offer to sell participating interests in any Loans owing to such Bank, any Notes held by such Bank, any Commitment of such Bank or any other interests and obligations of such Bank hereunder, to one or more banks or other entities (each, a "Participant"), on such terms and conditions as may be determined by the selling Bank, without the consent of or notice to the Borrower, and the grant of such participation shall not relieve any Bank of its obligations, or impair the rights of any Bank, hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank shall remain solely responsible for the performance of such Bank's obligations under this Agreement, such Bank shall remain the holder of any such Notes for all purposes under this Agreement, the Borrower, the Agent and the Initial Bank will continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and such Bank shall retain the sole right and responsibility to exercise the rights of such Bank, and enforce the obligations of the Borrower, including, without limitation, the right to approve any amendment, modification, supplement or waiver of any provision of any Credit Document and the right to take action under Article VI hereof and such Bank shall not grant any such Participant any voting rights or veto power over any such action by such Bank under this Agreement (provided that such Bank may agree not to consent to any modification, amendment or waiver of this Agreement, without the consent of the Participant, that would alter the principal of or interest on the Loans, postpone the date fixed for any payment of principal of or interest thereon, release all or substantially all of the Collateral or extend the term of any Commitment). No Participant shall have any rights under this Agreement to receive payment of principal of or interest on any Loan except through a Bank and as provided in this Section 9.9. The Borrower agrees that, upon the occurrence and during the continuance of any Event of Default, each Participant shall have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Notes as set forth in Section 2.22 hereof to the same extent as if the amount of its participating interest was owing directly to it as a Bank under this Agreement or any Notes. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 2.18 hereof with respect to its participation granted hereunder; provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the Bank transferring such participation would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                  (d) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.9, disclose to the Purchasing Bank or Participant or proposed Purchasing Bank or Participant any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided, however, that prior to any such disclosure, the Person receiving such disclosure shall sign such confidentiality agreements as the Borrower may reasonably request. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

         SECTION 9.10. Indemnification. The Borrower agrees to indemnify and hold harmless the Agent and each Bank and each of their respective officers, directors, employees, agents and affiliates from and against any and all claims, damages, losses, liabilities, costs and expenses whatsoever that such indemnified party may incur (or that may be claimed against such indemnified party by any Person) by reason of (a) any untrue statement or alleged untrue statement by the Borrower of any material fact concerning the Borrower or the Collateral, or the omission or alleged omission to state any fact concerning the Borrower or the Collateral necessary to make any such statement, in light of the circumstances under which it was made, not misleading; (b) the issuance, sale or delivery of the Securities and the Notes; (c) the use of the proceeds of the Securities or any Drawing; (d) any reasonable action taken by such indemnified party in protecting and enforcing the rights and remedies of the Agent and the Banks under the Project Agreements; (e) subject to Section 7.2, the execution, delivery or transfer of, or payment or failure to pay under, the Debt Service Reserve Letter of Credit; (f) any claim of any Person with respect to any finder's fee, brokerage commission or other similar sum due in connection with any Project Agreement; or (g) any failure by the Borrower to comply with any Environmental Requirement; provided, however, that the Borrower shall not be required to indemnify the Initial Bank for any claims, damages, losses, liabilities, costs or expenses to the extent caused by the Initial Bank's willful misconduct or gross negligence in paying under the Debt Service Reserve Letter of Credit or the Initial Bank's willful or grossly negligent failure to pay under the Debt Service Reserve Letter of Credit after the presentation to it by the Disbursement Agent of a draft and certificate strictly complying with the terms and conditions of the Debt Service Reserve Letter of Credit (unless the Initial Bank in good faith believed itself (based upon an opinion of counsel) to be prohibited by law or legal authority from making such payment). The Borrower, upon demand by any party indemnified or intended to be indemnified pursuant to this Section 9.10 at any time, shall also reimburse such party for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing. If any action, suit or proceeding arising from any of the foregoing is brought against any party indemnified or intended to be indemnified pursuant to this Section 9.10 (an "Indemnified Party"), such Indemnified Party shall promptly notify the Borrower in writing, enclosing a copy of all papers served, but the omission so to notify the Borrower of any such action shall not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 9.10 unless and to the extent such omission has materially prejudiced the Borrower's defense of such action, suit or proceeding; provided, however, that the Borrower shall not be liable for any settlement of any such action effected without the Borrower's prior written consent. In case any such action shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Borrower to such Indemnified Party of the Borrower's election so to assume the defense thereof, the Borrower shall not be liable to such Indemnified Party for any subsequent legal or other expenses attributable to such defense, except as provided below, other than reasonable costs of investigation subsequently incurred by such Indemnified Party in connection with the defense thereof at the request of the Borrower or the Borrower's counsel. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of counsel by such Indemnified Party has been authorized by the Borrower, (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Borrower and the Indemnified Party in the conduct of the defense of such action (in which case the Borrower shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iii) the Borrower shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action.

         SECTION 9.11. Governing Law. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS THEREOF THAT MIGHT DIRECT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

         SECTION 9.12. Consent to Jurisdiction and Venue. Each of the parties hereto irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement may be brought in any court of the State of New York or any court of the United States of America located in the State of New York, (b) consents, for itself and in respect of its property, to the jurisdiction of each such court in any such suit, action or proceeding and
(c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 9.12 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

         SECTION 9.13. Headings. The section and subsection headings used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

         SECTION 9.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 9.15. Waiver of Jury Trial. THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                         INDIANTOWN COGENERATION, L.P.

                                         By: /s/ F. JOSEPH FEYDER
                                             -----------------------------
                                             Name: F. Joseph Feyder
                                             Title: Vice President

       Debt Service Reserve Letter of Credit and Reimbursement Agreement

                                         CREDIT LYONNAIS NEW YORK BRANCH, as
                                         Agent and as a Bank

                                         By: /s/ JAMES F. GUIDERA
                                             ------------------------------
                                             Name: James F. Guidera
                                             Title: Senior Vice President

       Debt Service Reserve Letter of Credit and Reimbursement Agreement

                                         BNP PARIBAS, as Initial Bank

                                         By: /s/ ANDREW S. PLATT
                                             --------------------------------
                                             Name: Andrew S. Platt
                                             Title: Vice President

                                         By: /s/ TIMOTHY F. VINCENT
                                             ----------------------------
                                             Name: Timothy F. Vincent
                                             Title: Vice President

       Debt Service Reserve Letter of Credit and Reimbursement Agreement

                                         HSH NORDBANK, AG, NEW YORK BRANCH,
                                         as a Bank

                                         By: /s/ DREW VON GLAHN
                                             --------------------------------
                                             Name: Drew von Glahn
                                             Title: Senior Vice President

                                         By: /s/ THOMAS K. EMMONS
                                             ---------------------------
                                             Name: Thomas K. Emmons
                                             Title: Senior Vice President

       Debt Service Reserve Letter of Credit and Reimbursement Agreement

                                                                   SCHEDULE 1.1A

                                   COMMITMENTS

             BANK                                      COMMITMENT
             ----                                      ----------
Credit Lyonnais New York Branch                      $ 13,469,058.16

BNP Paribas                                          $  6,661,169.17

HSH Nordbank, AG, New York Branch                    $  9,795,678.67

   TOTAL COMMITMENTS                                 $ 29,925,906.00

                                                                   SCHEDULE 1.1B

                                     NOTICES

           INSTITUTION/
         MAILING ADDRESS                                      CONTACT
         ---------------                                      -------
Credit Lyonnais New York Branch                    Phillip Nervig
1301 Avenue of the Americas                        Tel: (212) 261-7882
New York, NY 10019                                 Fax: (212) 261-3421
Attention: Project Finance Portfolio               phillip.nervig@clamericas.com
Management

BNP Paribas                                        Business:
787 Seventh Avenue                                 Andrew Platt
New York, NY 10019                                 Tel: (212) 841-2566
                                                   Fax: (212) 841-2052/2555/2203
                                                   andrew.platt@americas.bnpparibas.com

                                                   Credit/Compliance:
                                                   Danielle Kim
                                                   Tel: (212) 841-2836
                                                   Fax: (212) 841-2555
                                                   danielle.kim@americas.bnpparibas.com

BNP Paribas                                        Operations:
919 Third Avenue                                   Landsworth Tullock
New York, NY 10022-1278                            Tel: (212) 471-6649
                                                   Fax: (212) 471-6697
                                                   landsworth.tulloch@americas.bnpparibas.com

HSH Nordbank, AG, New York Branch                  Credit:
590 Madison Avenue                                 Rohan Singh
New York, NY 10022-2540                            Tel: (212) 407-6042
                                                   Fax: (212) 407-6033
                                                   rohan.singh@hsh-nordbank.com

                                                   Operations:
                                                   Rohan Singh
                                                   Tel: (212) 407-6123
                                                   Fax: (212) 407-6133
                                                   madeleine.ricci@hsh-nordbank.com

                                                                       EXHIBIT A

                  Form of Debt Service Reserve Letter of Credit

BNP Paribas                            Letter of Credit No. [_________]
919 Third Avenue, 3rd Floor
New York, NY 10022                     Irrevocable Standby Credit
Attn: Letter of Credit Department

Date and Place of Issue:               Date and Place of Expiry:
New York, NY                           BNP Paribas, New York, NY
October _, 2003                        October _, 2010

                                       Applicant:
                                       Indiantown Cogeneration, L.P.
                                       7600 Wisconsin Avenue
                                       Bethesda, MD  20814-3657

Beneficiary:                           Amount: Up to an aggregate of Twenty Nine
The Bank of New York,                  Million Nine Hundred Twenty Five Thousand
as Disbursement Agent                  Nine Hundred Six United States Dollars
Corporate Trust Division               (US$29,925,906)
10161 Centurion Parkway
Jacksonville, Florida 32256

                                       Credit Available With:
                                       BNP Paribas
                                       By: Negotiation, Against Presentation of
                                       the Documents Detailed Herein Drawn on
                                       BNP Paribas

Ladies and Gentlemen:

         We irrevocably authorize you to draw on us for the account of the Applicant up to an aggregate amount of TWENTY NINE MILLION NINE HUNDRED TWENTY FIVE THOUSAND NINE HUNDRED SIX UNITED STATES DOLLARS (US$29,925,906.00) (as reduced or reinstated from time to time as set forth in this Letter of Credit, the "Outstanding Amount") available against presentation of a dated drawing request drawn on BNP Paribas, manually signed by an authorized officer of the Beneficiary (who is identified as such) appropriately completed in the form of Annex 1 hereto and sent by the Beneficiary's authorized officer.

         The above drawing request and all communications with respect to this Letter of Credit shall be in writing, addressed to us at BNP Paribas, 919 Third Avenue, 3rd Floor, New York, NY

10022, Attn: Letter of Credit Department, facsimile no. (212) 471-6996,
referencing this Letter of Credit No. [    ] and presented to us by delivery in
person or facsimile transmission at such address, provided that the original of the above drawing request or such communications, as the case may be, shall be sent to us at such address by overnight courier for receipt by us within two (2) Business Days of the date of any such facsimile transmission.

         If the drawing request is presented in compliance with the terms of this Letter of Credit to us at such address by 12:00 noon New York City time on any Business Day, payment will be made not later than 3:00 p.m. New York City time on such day and if such drawing request is so presented to us after 12:00 noon New York City time on any Business Day, payment will be made by 12:00 noon New York City time on the following Business Day. Payment under this Letter of Credit shall be made in immediately available funds by wire transfer to such account as may be designated by the Beneficiary in the applicable drawing request.

         As used in this Letter of Credit, "Business Day" means any day other than a Saturday or a Sunday or other day on which banks in New York, New York, or Jacksonville, Florida, are authorized or required to be closed.

         This Letter of Credit shall expire on the then applicable Stated Expiration Date or New Stated Expiration Date (as each such term is hereinafter defined), as the case may be.

         Notwithstanding the foregoing, we may at any time, subject to the provisions of the Debt Service Reserve Letter of Credit and Reimbursement Agreement dated as of October 10, 2003 among the Applicant, the Banks party thereto from time to time and Credit Lyonnais New York Branch, as Agent (the "Debt Service Reserve Letter of Credit and Reimbursement Agreement"), terminate this Letter of Credit by giving the Beneficiary and The Bank of New York, (i) as Trustee (in such capacity, the "Trustee") under the Indenture referred to in the Debt Service Reserve Letter of Credit and Reimbursement Agreement and (ii) as Tax Exempt Trustee (in such capacity, the "Tax Exempt Trustee") under the Amended and Restated Indenture of Trust dated as of November 1, 1994 between Martin County Industrial Development Authority and the Tax Exempt Trustee (as supplemented from time to time, the "Tax Exempt Indenture"), written notice thereof in the form of Annex 4 hereto by delivery in person or facsimile transmission (with written confirmation by overnight courier for receipt by the Beneficiary, the Trustee and the Tax Exempt Trustee within two (2) Business
Days) addressed to The Bank of New York, Corporate Trust Division, 10161 Centurion Parkway, Jacksonville, Florida 32256, Attn: Peggy Arbogast, telephone no. (904) 645-1918, facsimile no. (904) 645-1997, at least forty five (45) days prior to termination, whereupon the Beneficiary is authorized to draw on us prior to such termination the Outstanding Amount of this Letter of Credit by presentation to us, in the manner and at the address specified in the fourth preceding paragraph, of a drawing request appropriately completed in the form of Annex 1 hereto and sent and signed by the Beneficiary's authorized officer.

         This Letter of Credit is effective immediately. Unless notice that the date of expiry set forth hereinabove (the "Stated Expiration Date") or, if extended pursuant to Section 2.2(b) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement, the new expiration date (such date being referred to as the "New Stated Expiration Date"), as the case may be, shall be extended is given by BNP Paribas to the Beneficiary, the Trustee and the Tax Exempt Trustee by delivery in person or facsimile transmission (with written confirmation by overnight courier for receipt by the Beneficiary, the Trustee and the Tax Exempt Trustee within two (2) Business Days) addressed to The Bank of New York, Corporate Trust Division, 10161 Centurion Parkway, Jacksonville, Florida 32256,
Attn: Peggy Arbogast, telephone no. (904) 645-1918, facsimile no. (904) 645-1997, on or before the date that is four (4) years and six (6) months prior to the Stated Expiration Date or any New Stated Expiration Date, as the case may be, this Letter of Credit shall expire on the Stated Expiration Date or such New Stated Expiration Date, as the case may be.

         In the event that a drawing request fails to comply with the terms of this Letter of Credit, we shall provide the Beneficiary prompt notice of same stating the reasons therefor and shall upon your instructions hold any non-conforming drawing request and other documents at your disposal or return any non-conforming drawing request and other documents to the Beneficiary at the address set forth above by delivery in person or facsimile transmission (with originals thereof sent by overnight courier for receipt within two (2) Business
Days). Upon being notified that the drawing was not effected in compliance with this Letter of Credit, the Beneficiary may attempt to correct such non-complying drawing request in accordance with the terms of this Letter of Credit.

         This Letter of Credit sets forth in full the terms of our undertaking and this undertaking shall not in any way be modified, amended, limited or amplified by reference to any document, instrument or agreement referred to herein, except only defined terms used herein and the drawing requests and certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument, or agreement except for such defined terms, drawing requests and certificates.

         This Letter of Credit may be assigned upon presentation to us of a signed transfer certificate in the form of Annex 5 accompanied by this Letter of Credit, in which the Beneficiary irrevocably transfers to such transferee all of its rights hereunder, whereupon we agree to either issue a substitute letter of credit to such successor or endorse such transfer on the reverse of this Letter of Credit.

         Partial drawings under this Letter of Credit are allowed and each such partial drawing shall reduce the amount thereafter available hereunder for drawings under this Letter of Credit. This Letter of Credit shall be reinstated as provided in Sections 2.2(e) and 2.7(c) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement and we shall so advise the Beneficiary in a certificate in the form of Annex 6 hereto. The Outstanding Amount shall be reduced as provided in Section 2.7(b) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement. In addition, the Outstanding Amount shall be reduced as provided in Sections 2.2(c), 2.2(d), 2.2(e) and 2.2(g) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement to the extent that we so advise the Beneficiary pursuant to a certificate in the form of Annex 7 hereto. The Outstanding Amount shall be reduced in accordance with Section 2.21(b) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement upon our receipt of and in accordance with a certificate in the Form of Annex 8 hereto manually signed by an officer of the Applicant (identified as such).

         All banking charges, including any advising and negotiating bank charges, are for the account of the Applicant.

         All drawing requests under this Letter of Credit must bear the clause:

         "Drawn under BNP Paribas Letter of Credit Number [   ] dated October _,
20__."

         This Letter of Credit shall not be amended except with the written concurrence of BNP Paribas, the Applicant and the Beneficiary.

         We hereby engage with you that a drawing request drawn strictly in compliance with the terms of this Letter of Credit and amendments thereto shall meet with due honor upon presentation.

         This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision in force as from 1st of January 1994), International Chamber of Commerce Publication Number 500 (the "Uniform Customs"). This Letter of Credit shall be deemed to be a contract made under the laws of the State of New York and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of such State.

         We irrevocably agree with you that any legal action or proceeding with respect to this Letter of Credit shall be brought in the courts of the State of New York in the County of New York or of the United States of America in the Southern District of New York. By signing this Letter of Credit, we irrevocably submit to the jurisdiction of such courts solely for the purposes of this Letter of Credit. We hereby waive, to the fullest extent permitted by law, any objection we may now or hereafter have to the laying of venue in any such action or proceeding in any such court.

BNP PARIBAS

_________________________________
Authorized signature

_________________________________
Authorized signature

                                                                         ANNEX 1

            "Drawn under BNP Paribas Letter of Credit Number [    ]
                             dated October _, 20__."

                                 DRAWING REQUEST

[Date]

BNP Paribas
919 Third Avenue, 3rd Floor
New York, NY 10022
Attn: Letter of Credit Department

Ladies and Gentlemen:

         The undersigned hereby draws on BNP Paribas Letter of Credit No. [ ] Irrevocable Standby Letter of Credit (the "Letter of Credit") dated October _, 20__, issued by you in favor of us. Any capitalized term used herein and not defined herein shall have its respective meaning as set forth in the Letter of Credit.

         In connection with this drawing, we hereby certify that:

A)       "This drawing in the amount of US$_________ is being made pursuant to
         BNP Paribas Letter of Credit No. [    ] Irrevocable Standby Letter of
         Credit issued to The Bank of New York pursuant to Section 3.14 of the Amended and Restated Disbursement Agreement dated as of October 10, 2003 among Indiantown Cogeneration, L.P., Indiantown Cogeneration Funding Corporation, The Bank of New York, as Tax Exempt Trustee, The Bank of New York, as Trustee, Credit Lyonnais New York Branch, as LOC Provider, Credit Lyonnais New York Branch, as Working Capital Provider, Credit Lyonnais New York Branch, as Debt Service Reserve Letter of Credit Provider, Deutsche Bank Trust Company Americas, as Collateral Agent, Martin County Industrial Development Authority and The Bank of New York, as Disbursement Agent (as the same may be amended, supplemented or modified from time to time, the "Disbursement Agreement")";

         [Use one or more of the following forms of paragraph B, as applicable]

B) "After the transfer of monies on deposit in the Debt Service Reserve Account to the Securities Account and the call on any Debt Service Reserve Account Security on deposit in the Debt Service Reserve Account, there are insufficient monies in the Securities Account on the [Interest] [Principal] Payment Date occurring __________, ___ to pay the [interest] [and] [principal] due on the Securities on such date (each capitalized word being used as defined in the Indenture)";

                                     and/or

B) "After the transfer of monies on deposit in the Tax Exempt Debt Service Reserve Account, there are insufficient monies in the Tax Exempt Bond Debt Service Fund on the [Interest] [Principal] Payment Date occurring ___________, ___ to pay the [interest] [and] [principal] due on the Tax Exempt Bonds on such date (each capitalized word being used as defined in the Indenture)";

                                       or

B) "A Trigger Event under the Intercreditor Agreement has occurred and is continuing and the Collateral Agent has delivered written notice to the Disbursement Agent specifying that either (i) the written request of the Required Senior Creditors specified in Section 4(a) of the Intercreditor Agreement has been delivered to the Collateral Agent and not rescinded or (ii) such Trigger Event was caused by a Bankruptcy Event in respect of the Partnership or the Company (each capitalized word being used as defined in the Indenture)";

                                       or

B) "The long-term debt rating of BNP Paribas has fallen below A as determined by Standard & Poor's Ratings Group or A2 as determined by Moody's Investor Services, Inc."

                                       or

B) "The current Stated Expiration Date or New Stated Expiration Date, as the case may be, will occur within forty-five (45) days of the date hereof and Indiantown Cogeneration, L.P. has failed to deliver a replacement or renewal letter of credit or other security authorized by the Disbursement Agreement or the Indenture and security is still required under the terms of the Disbursement Agreement."

                                       or

B) "You have delivered to us notice that the Letter of Credit will terminate prior to its stated expiry date of [insert Stated Expiration Date or New Stated Expiration Date, as applicable] and Indiantown Cogeneration, L.P. has failed to deliver a replacement or renewal letter of credit or other security authorized by the Disbursement Agreement or the Indenture and security is still required under the terms of the Disbursement Agreement."

                                       or

B) "There are insufficient funds available pursuant to Section 3.10 of the Disbursement Agreement to pay interest on loans made by BNP Paribas in respect of drawings under BNP Paribas Letter of Credit No. [ ] Irrevocable Standby Letter of Credit and such interest is now due and payable, and the drawing requested hereunder, together with all drawings under the Letter of Credit in the current Fiscal Year (as defined in the Indenture) do not exceed $5,000,000 in the aggregate."

C)       "The amount requested to be drawn does not exceed the Outstanding
         Amount"; and

D) "You are directed to make payment of the requested drawing to account no. ______________ at _______________________________ [insert bank name, address and account number]."

         IN WITNESS WHEREOF, the undersigned has executed and delivered this request on this _____ day of _____________, ____.

                                       THE BANK OF NEW YORK

                                       By:______________________________________
                                          Name:
                                          Title:

                    [ANNEXES 2 AND 3 INTENTIONALLY OMITTED.]

                                                                         ANNEX 4

                    NOTICE OF TERMINATION OF LETTER OF CREDIT

[Date]

The Bank of New York
Corporate Trust Division
10161 Centurion Parkway
Jacksonville, Florida 32256
Attn:  Peggy Arbogast

Ladies and Gentlemen:

         Reference is made to BNP Paribas Letter of Credit No. [ ] Irrevocable Standby Letter of Credit (the "Letter of Credit") dated October _, 20__, issued by us in your favor.

         This constitutes our notice to you pursuant to the Letter of Credit that the Letter of Credit shall terminate on _________, ___ [insert a date which is 45 or more days after the date of this notice of termination] (the "Termination Date").

         Pursuant to the terms of the Letter of Credit, you are authorized to draw (pursuant to one or more drawings), prior to the Termination Date, on the Letter of Credit in an aggregate amount that does not exceed the Outstanding Amount (as defined in the Letter of Credit).

                                       Very truly yours,

                                       BNP PARIBAS

                                       By_______________________________________

                                       By_______________________________________

                                                                         ANNEX 5

                          TRANSFER OF LETTER OF CREDIT

[Date]

BNP Paribas
919 Third Avenue, 3rd Floor
New York, NY 10022
Attn: Letter of Credit Department

Gentlemen:

         Reference is made to BNP Paribas Letter of Credit No. [    ]
Irrevocable Standby Letter of Credit dated October _, 20__, originally issued by you in favor of The Bank of New York (the "Letter of Credit"). Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

         For value received, the undersigned, as beneficiary under the Letter of Credit, hereby irrevocably transfers to _________ (the "Transferee") all rights of the undersigned to draw under the Letter of Credit in its entirety.

         The Transferee is the successor to the Beneficiary, as Disbursement Agent under the Amended and Restated Disbursement Agreement dated as of October 10, 2003 among Indiantown Cogeneration, L.P., Indiantown Cogeneration Funding Corporation, The Bank of New York, as Tax Exempt Trustee, The Bank of New York, as Trustee, Credit Lyonnais New York Branch, as LOC Provider, Credit Lyonnais New York Branch, as Working Capital Provider, Credit Lyonnais New York Branch, as Debt Service Reserve Letter of Credit Provider, Deutsche Bank Trust Company Americas, as Collateral Agent, Martin County Industrial Development Authority and The Bank of New York, as Disbursement Agent (as the same may be amended, supplemented or modified from time to time, the "Disbursement Agreement") and all conditions to appointment of such successor set forth in the Disbursement Agreement have been satisfied.

         By this transfer, all rights of the undersigned, as beneficiary under the Letter of Credit, are transferred to the Transferee, and the Transferee shall have the sole rights with respect to the Letter of Credit relating to any amendments thereof and any notices thereunder. All amendments to the Letter of Credit are to be consented to by the Transferee without necessity of any consent of or notice to the undersigned.

         Simultaneously with the delivery of this notice to you, copies of this notice are being transmitted to the Transferee.

         The Letter of Credit is returned herewith, and we ask you to either issue a substitute letter of credit for the benefit of the Transferee or endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.

                                       Very truly yours,

                                       THE BANK OF NEW YORK

                                       By:______________________________________
                                          Name:
                                          Title:

                                                                         ANNEX 6

               CERTIFICATE OF REINSTATEMENT OF OUTSTANDING AMOUNT

[Date]

The Bank of New York
Corporate Trust Division
10161 Centurion Parkway
Jacksonville, Florida 32256
Attn:  Peggy Arbogast

Ladies and Gentlemen:

         Reference is made to BNP Paribas Letter of Credit No. [    ]
Irrevocable Standby Letter of Credit (the "Letter of Credit") dated October _, 20__, issued by us in your favor. Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

         This constitutes our notice to you pursuant to the Letter of Credit that:

                  [use one or more of the following paragraphs]

         We have received repayment of a Loan in accordance with the provisions of the Debt Service Reserve Letter of Credit and Reimbursement Agreement in the amount of $_________, and, pursuant to Section 2.7(c) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement, the Outstanding Amount is therefore increased by such amount to $_________.

                                       or

         We have received payment of a Loan in accordance with the provisions of the Debt Service Reserve Letter of Credit and Reimbursement Agreement in the amount of $________. The Debt Service Reserve Account Required Balance has been previously reduced (each capitalized term being used as defined in the Trust Indenture dated as of November 1, 1994 among Indiantown Cogeneration Funding Corporation, Indiantown Cogeneration, L.P, and NationsBank of Florida, N.A., as Trustee (as the same may be amended, supplemented or modified from time to time, the "Indenture")). Accordingly, the Outstanding Amount is hereby increased by $_______ to $________ to the extent that such increase shall not cause the Outstanding Amount (when added to the aggregate balances in the Debt Service Reserve Account and the Tax Exempt Debt Service Reserve Account plus the amount of any Debt Service Reserve Account Security (each capitalized term being used as defined in the Indenture)) to exceed the Debt Service Reserve Account Required Balance.

                                       Very truly yours,

                                       BNP PARIBAS

                                       By_______________________________________

                                       By_______________________________________

                                                                         ANNEX 7

                 CERTIFICATE OF REDUCTION OF OUTSTANDING AMOUNT

[Date]

The Bank of New York
Corporate Trust Division
10161 Centurion Parkway
Jacksonville, Florida 32256
Attn:  Peggy Arbogast

Ladies and Gentlemen:

         Reference is made to BNP Paribas Letter of Credit No. [    ]
Irrevocable Standby Letter of Credit (the "Letter of Credit") dated October _, 20__, issued by us in your favor. Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit. Reference is also made to that certain Amended and Restated Disbursement Agreement dated as of October 10, 2003 among Indiantown Cogeneration, L.P., Indiantown Cogeneration Funding Corporation, The Bank of New York, as Tax Exempt Trustee, The Bank of New York, as Trustee, Credit Lyonnais New York Branch, as LOC Provider, Credit Lyonnais New York Branch, as Working Capital Provider, Credit Lyonnais New York Branch, as Debt Service Reserve Letter of Credit Provider, Deutsche Bank Trust Company Americas, as Collateral Agent, Martin County Industrial Development Authority and The Bank of New York, as Disbursement Agent (as the same may be amended, supplemented or modified from time to time, the "Disbursement Agreement"), among, among others, us and you, in your capacities as Trustee, Tax Exempt Trustee and Disbursement Agent.

         This constitutes our notice to you pursuant to the Letter of Credit that we have been advised by the Applicant that:

                  [use one or more of the following paragraphs]

         The Letter of Credit has not been renewed pursuant to Section 2.2(b) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement as provided in Section 2.2(c) thereof. Therefore, pursuant to such
         Section 2.2(c), the Outstanding Amount is reduced by $_________, which is the Debt Service Reserve LOC Credit Amount (as defined in the Disbursement Agreement), to $___________.

                                       or

         An event specified in Section 2.2(d) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement has occurred and, accordingly, the Outstanding Amount is reduced by $__________ to $__________.

                                       or

         The Debt Service Reserve Account Required Balance (as defined in the Disbursement Agreement) has been reduced by the amount of $_________. Accordingly, pursuant to Section 2.2(e) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement, the Outstanding Amount is reduced by $________ to $________.

                                       or

         An event specified in Section 2.2(g) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement has occurred and, accordingly, the Outstanding Amount is reduced by $__________ to $__________.

                                       Very truly yours,

                                       BNP PARIBAS

                                       By_______________________________________

                                       By_______________________________________

                                                                         ANNEX 8

                          "Delivered Under BNP Paribas
              Letter of Credit Number [    ] dated October _, 20__"

                    NOTICE OF REDUCTION OF OUTSTANDING AMOUNT

[Date]

BNP Paribas
919 Third Avenue, 3rd Floor
New York, NY 10022
Attn: Letter of Credit Department

The Bank of New York
Corporate Trust Division
10161 Centurion Parkway
Jacksonville, Florida 32256
Attn:  Peggy Arbogast

Ladies and Gentlemen:

         Reference is made to BNP Paribas Letter of Credit No. [    ]
Irrevocable Standby Letter of Credit (the "Letter of Credit") dated October __, 20__, issued by BNP Paribas in favor of the Beneficiary. Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

         This constitutes our notice to you pursuant to the Letter of Credit that the Outstanding Amount shall be permanently reduced by $________ to $________, which reduction represents the difference between the Debt Service Reserve Account Required Balance and the amount of the proceeds of the Tax-Exempt Bonds deposited in the Tax-Exempt Debt Service Reserve Account (as each such term is defined in the Indenture referred to in the Debt Service Reserve Letter of Credit and Reimbursement Agreement) issued by the Applicant.

         Pursuant to the terms of the Letter of Credit, the Beneficiary is authorized to draw (pursuant to one or more drawings), prior to the Termination Date, on the Letter of Credit in an aggregate amount that does not exceed the Outstanding Amount (as defined in the Letter of Credit).

                                       Very truly yours,

                                       INDIANTOWN COGENERATION, L.P.

                                       By_______________________________________

                                                                       EXHIBIT B

              DEBT SERVICE RESERVE LETTER OF CREDIT PROMISSORY NOTE

[$______________]                                             New York, New York
                                                                October __, 2003


                  FOR VALUE RECEIVED, the undersigned, INDIANTOWN COGENERATION, L.P., a Delaware limited partnership (the "Borrower"), hereby unconditionally promises to pay to the order of [___________________] (the "Bank") the lesser of
(i) the principal sum of [______________ Dollars ($_________)] and (ii) the aggregate unpaid principal amount of the Loans made by the Bank to the Borrower under the Debt Service Reserve Letter of Credit Agreement referred to below, on the dates and in the amounts specified therein.

                  The Borrower further promises to pay interest on the daily unpaid principal amount hereof from time to time outstanding on the dates and at the rates specified in the Debt Service Reserve Letter of Credit Agreement. This
Note is hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of any indebtedness evidenced hereby or otherwise, shall the interest contracted for or charged or received by the Bank exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Bank in excess of the maximum lawful amount, the interest payable to the Bank shall be reduced to the maximum amount permitted under applicable law, and the amount of interest for any subsequent period, to the extent less than that permitted by applicable law, shall to that extent be increased by the amount of such reduction.

                  Each holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date each such interest payment is due and the amount of each such interest payment determined in accordance with the Debt Service Reserve Letter of Credit Agreement. Absent manifest error, all such notations shall constitute prima facie evidence of the accuracy of the information so recorded and be enforceable against the Borrower with the same force and effect as if such amounts were each set forth in a separate note executed by the Borrower.

                  All payments due hereunder shall be made without setoff, counterclaim or deduction of any nature to Credit Lyonnais New York Branch, as Agent, at 1301 Avenue of the Americas, New York, NY 10019, in lawful money of the United States of America and in immediately available funds, or at such other place and in such other manner as may be specified by the Agent pursuant to the Debt Service Reserve Letter of Credit Agreement.

                  Each holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date and amount of each Loan made to the Borrower and each payment or prepayment of principal thereof, provided that the failure of such holder to make, or any error in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Debt Service Reserve Letter of Credit Agreement. Absent manifest error, all such notations shall constitute prima facie evidence of the accuracy of the information so recorded and be enforceable against the Borrower with the same force and effect as if such amounts were each set forth in a separate note executed by the Borrower.

                  This Note is the "Note" of the Borrower to the Bank referred to in, evidences each Loan made by the Bank to the Borrower under, is subject to the provisions of, and entitles its holder to the benefits of, the Debt Service Reserve Letter of Credit and Reimbursement Agreement dated as of October 10, 2003 (the "Debt Service Reserve Letter of Credit Agreement") among the Borrower, the Bank and the other banks parties thereto from time to time, and Credit Lyonnais New York Branch, as agent for the Bank and such other banks, as the same may be amended, supplemented or otherwise modified from time to time and to which reference is hereby made for a more complete statement of the terms and conditions under which each Loan evidenced hereby is to be made and repaid. Capitalized terms in this Note that are not specifically defined herein shall have the meanings ascribed to them in the Debt Service Reserve Letter of Credit Agreement.

                  The Debt Service Reserve Letter of Credit Agreement provides for, among other things, the acceleration of the maturity of the unpaid principal amount hereof upon the occurrence of certain stated events and for voluntary prepayments in certain circumstances and upon certain terms and conditions. The obligations of the Borrower under the Debt Service Reserve Letter of Credit Agreement and this Note are secured by, and the holder hereof is entitled to the benefit of, the Security Documents.

                  In addition to any and all costs, fees and expenses for which the Borrower is liable under the Debt Service Reserve Letter of Credit Agreement, the Borrower promises to pay all costs and expenses, including reasonable attorneys' fees and disbursements, incurred in the collection and enforcement hereof or any appeal of any judgment rendered hereon.

                  The Borrower hereby expressly waives diligence, presentment, protest, demand, dishonor, nonpayment and notice of every kind to the fullest extent permitted by applicable law. No failure or delay by any holder of this Note to exercise any right or remedy under this Note or any other document or instrument entered into pursuant to the Debt Service Reserve Letter of Credit Agreement shall operate or be construed as a waiver or modification hereof or thereof.

                  This Note shall be binding upon the successors and assigns of the Borrower and shall inure to the Bank and its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                  Recourse under this Note is limited in accordance with Section
9.7 of the Debt Service Reserve Letter of Credit Agreement, and the provisions of said Section 9.7 are incorporated herein by reference.

                  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS THEREOF THAT MIGHT DIRECT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

                  The Borrower hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or related to this Note may be instituted in any state or federal court (at Bank's option) sitting in the County of New York, State of New York, and, by the execution and delivery of this Note, the Borrower expressly waives any objection which it may have now or hereafter to the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

                  All excise tax due on this Note has been paid by the Borrower and proper stamps affixed to the Mortgage securing this Note.

                                        INDIANTOWN COGENERATION, L.P.

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                    SCHEDULE

                                     Amount and                                                 Total Principal
                  Principal            Date of        Unpaid     Date Interest                     Amount of
                  Amount of        Principal Paid    Principal     Payment is     Amount of          Loans         Notation
Date Made           Loan             or Prepaid       Balance         Due        Interest Due     Outstanding       Made By

                                                                       EXHIBIT C

                             [INTENTIONALLY OMITTED]

                                                                       EXHIBIT D

                     FORM OF COMMITMENT TRANSFER SUPPLEMENT

                  COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among each Transferor Bank set forth in Item 2 of Schedule I hereto (each, a "Transferor Bank"), each Purchasing Bank set forth in Item 3 of Schedule I hereto (each, a "Purchasing Bank"), BNP Paribas, as the Initial Bank, and Credit Lyonnais New York Branch, as Agent under the Debt Service Reserve Letter of Credit Agreement described below.

                              W I T N E S S E T H :

                  WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 9.9 of the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of October 10, 2003, by and among (i) Indiantown Cogeneration, L.P., a Delaware limited partnership ("Borrower"), (ii) BNP Paribas ("Initial Bank") and the Banks parties thereto from time to time (collectively, the "Banks"), and (iii) Credit Lyonnais New York Branch, as agent for the Banks ("Agent") (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Debt Service Reserve Letter of Credit Agreement"; terms defined therein being used herein as therein defined); and

                  WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Debt Service Reserve Letter of Credit Agreement) desires to become a Bank party to the Debt Service Reserve Letter of Credit Agreement; and

                  WHEREAS, each Transferor Bank is selling and assigning to its respective Purchasing Bank, certain rights, obligations and commitments under the Debt Service Reserve Letter of Credit Agreement;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Upon receipt by the Agent of [    ] ([    ]) fully executed
originals of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I, Schedule II and Schedule III, and each of which has been executed by each Transferor Bank, each Purchasing Bank and any other Person required by the Debt Service Reserve Letter of Credit Agreement to execute this Commitment Transfer Supplement, the Agent will transmit to the Borrower, each Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of Schedule IV hereto (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall be the date hereof. From and after the Transfer Effective Date, each Purchasing Bank shall be a Bank party to the Debt Service Reserve Letter of Credit Agreement for all purposes thereof.

                  2. Each Purchasing Bank shall pay to each of its respective Transferor Banks an amount equal to the purchase price, as agreed between such Transferor Bank and each such Purchasing Bank and set forth on Schedule II hereto (the "Purchase Price"), of the portion being purchased (such Purchasing Bank's "Purchased Percentage") by such Purchasing Bank of the outstanding Commitments and Loans and other amounts owing to the respective Transferor Bank under the Debt Service Reserve Letter of Credit Agreement and the Notes (the "Outstanding Obligations"). Each Purchasing Bank shall pay the appropriate Purchase Price to each of its respective Transferor Banks, in immediately available funds, at or before 12:00 noon, local time of the appropriate Transferor Bank, on the Transfer Effective Date. Effective upon the Transfer Effective Date, each Transferor Bank hereby irrevocably sells, assigns and transfers to each of its respective Purchasing Banks, without recourse, representation or warranty other than as set forth in Section 8 hereof, and each such Purchasing Bank hereby irrevocably purchases, takes and assumes from each of its respective Transferor Banks, such Purchasing Bank's Purchased Percentage of the Commitment, presently outstanding Loans and other amounts owing to each such Transferor Bank under the Debt Service Reserve Letter of Credit Agreement and the Notes, together with all instruments, documents and collateral security pertaining thereto.

                  3. Each Transferor Bank has made arrangements with each of its respective Purchasing Banks with respect to (a) the portion, if any, to be paid, and the date or dates for payment, by such Transferor Bank to each of its respective Purchasing Banks of any fees heretofore received by such Transferor Bank pursuant to the Debt Service Reserve Letter of Credit Agreement prior to the Transfer Effective Date and (b) the portion, if any, to be paid, and the date or dates for payment, by each such Purchasing Bank to each Transferor Bank of fees or interest received by each such Purchasing Bank pursuant to the Debt Service Reserve Letter of Credit Agreement from and after the Transfer Effective Date.

                  4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of any Transferor Bank pursuant to the Debt Service Reserve Letter of Credit Agreement and the Notes shall, instead, be payable to or for the account of the appropriate Transferor Banks and the appropriate Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

                  (b) All interest, fees and other amounts that would otherwise accrue for the account of any Transferor Bank from and after the Transfer Effective Date pursuant to the Debt Service Reserve Letter of Credit Agreement and the Notes shall, instead, accrue for the account of, and be payable to, the appropriate Transferor Banks and the appropriate Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees, or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the appropriate Transferor Bank and such Purchasing Bank will make appropriate arrangements for payment by such Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the Borrower.

                  5. On or prior to the Transfer Effective Date, each Transferor Bank will deliver to the Agent its Note[s]. On or prior to the Transfer Effective Date, if requested by any Transferor Bank or Purchasing Bank, the Borrower will deliver to the Agent new Notes for such

Purchasing Bank or Transferor Bank, in each case in principal amounts reflecting, in accordance with the Debt Service Reserve Letter of Credit Agreement, their respective "Revised Commitment Percentage" or "New Commitment Percentage", as the case may be and as set forth in Schedule III hereto, of the Commitment or, as appropriate, their then outstanding shares of the Outstanding Obligations (as adjusted pursuant to this Commitment Transfer Supplement). Promptly after the Transfer Effective Date, the Agent will send to each requesting Transferor Bank and Purchasing Bank its new Notes[s] with the superseded Note[s] of each Transferor Bank attached to the new Note[s] (or if more than one new Note[s], the superseded Note[s] attached to one of such new Note[s] and copies thereof attached to all other new Note[s]).

                  6. Concurrently with the execution and delivery hereof, the Transferor Banks will provide to each Purchasing Bank (if it is not already a Bank party to the Debt Service Reserve Letter of Credit Agreement) copies of all documents delivered to the Transferor Banks evidencing satisfaction of the conditions precedent set forth in the Debt Service Reserve Letter of Credit Agreement.

                  7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

                  8. By executing and delivering this Commitment Transfer Supplement, each Transferor Bank and each of its respective Purchasing Banks confirm to and agree with each other, the Agent, the Initial Bank and the Banks as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, each such Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Debt Service Reserve Letter of Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Debt Service Reserve Letter of Credit Agreement, the Notes or any other instrument or document furnished pursuant thereto, (b) each such Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Debt Service Reserve Letter of Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto, (c) each such Purchasing Bank confirms that it has received a copy of the Debt Service Reserve Letter of Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement, (d) each such Purchasing Bank will, independently and without reliance upon the Agent, its respective Transferor Banks or any other Bank or the Initial Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Debt Service Reserve Letter of Credit Agreement, (e) each such Purchasing Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Debt Service Reserve Letter of Credit Agreement as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto and (f) each such Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Debt Service Reserve Letter of Credit Agreement are required to be performed by it as a Bank.

                  9. Schedule III hereto sets forth for each Transferor Bank and each Purchasing Bank the revised Commitment, and/or Commitment Percentage, as the case may be, of each Transferor Bank and each Purchasing Bank, as well as certain administrative information with respect to each Purchasing Bank.

                  10. Notwithstanding anything to the contrary in this Commitment Transfer Supplement, if the long-term debt rating of any Purchasing Bank shall, at any time, be less than a rating of A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody's, then the Initial Bank may, in its sole and absolute discretion, purchase all or any part (as designated by the Initial Bank) of such Purchasing Bank's participating interest hereunder (the "Purchased Interests") (which, if in part, may be limited to the Purchasing Bank's participating interest in the rights and obligations of the Initial Bank under, and in connection with, one or more Debt Service Reserve Letters of Credit, including, without limitation, the obligations to pay the Initial Bank if it is not reimbursed by the Borrower in immediately available funds for any drawings under such Debt Service Reserve Letter of Credit and to make certain loans, if any, provided to be made under the Debt Service Reserve Letter of Credit Agreement in the event of certain drawings under such Debt Service Reserve Letter of Credit, all in accordance with the Debt Service Reserve Letter of Credit Agreement) by providing such Purchasing Bank with at least two Banking Days' prior notice of such purchase and making a payment to such Purchasing Bank for all outstanding amounts owing to it hereunder or pursuant to the Debt Service Reserve Letter of Credit Agreement in respect of the Purchased Interests on the date of such purchase as set forth in such notice. Upon any such purchase of all of a Purchasing Bank's participating interest hereunder, such Purchasing Bank shall no longer have any rights or obligations as a Purchasing Bank hereunder or as a Bank under the Debt Service Reserve Letter of Credit Agreement or under any other instruments or documents furnished pursuant thereto. The Initial Bank may, in its sole and absolute discretion, retain for its own account and/or sell its interest in all or any portion of the Purchased Interests.

                  11. THIS COMMITMENT TRANSFER SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS COMMITMENT TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS THEREOF THAT MIGHT DIRECT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

                  12. This Commitment Transfer Supplement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

                  13. Execution of this Commitment Transfer Supplement by the Agent and the Borrower as set forth below shall constitute any consent of such Person required pursuant to Section 9.9 of the Debt Service Reserve Letter of Credit Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of
Schedule I hereto.

                                                                      SCHEDULE I
                                                                   TO COMMITMENT
                                                                        TRANSFER
                                                                      SUPPLEMENT

                    COMPLETION OF INFORMATION AND SIGNATURES
                       FOR COMMITMENT TRANSFER SUPPLEMENT

                  Re: Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of October 10, 2003, with Indiantown Cogeneration, L.P., as Borrower.

Item 1                        Date of Commitment        [Insert date of
                              Transfer Supplement:      Commitment Transfer
                                                        Supplement]

Item 2                        Transferor Banks:         [Insert names of
                                                        Transferor Banks]

Item 3                        Purchasing Banks:         [Insert names of
                                                        Purchasing Banks]

Item 4                        Signatures of Parties to
                              Commitment Transfer
                              Supplement:

                                           _______________________, as a
                                           Transferor Bank

                                           By: _____________________________
                                               Name:
                                               Title:

                                           _______________________, as a
                                           Purchasing Bank

                                           By: _____________________________
                                               Name:
                                               Title:

                                                                      SCHEDULE I
                                                                     (Continued)

                                     BNP Paribas, as Initial Bank

                                     By: _____________________________
                                         Name:
                                         Title:

                                     By: _____________________________
                                         Name:
                                         Title:

                                     Credit Lyonnais New York Branch, as Agent

                                     By: _____________________________
                                         Name:
                                         Title:

                                     By: _____________________________
                                         Name:
                                         Title:

                                                                      SCHEDULE I
                                                                     (Continued)

CONSENTED TO AND ACKNOWLEDGED:

INDIANTOWN COGENERATION, L.P.

By: _____________________________
    Name:
    Title:

ACCEPTED FOR RECORDATION IN REGISTER:

CREDIT LYONNAIS NEW YORK BRANCH, as Agent

By: _____________________________
    Name:
    Title:

By: _____________________________
    Name:
    Title:

                                                                     SCHEDULE II
                                                                   TO COMMITMENT
                                                                        TRANSFER
                                                                      SUPPLEMENT

                                 PURCHASE PRICES

                                    Names of
                                Transferor Banks

 Names of
Purchasing                             [Insert name of             [Insert name of            [Insert name of
  Banks                                Transferor Bank]            Transferor Bank]           Transferor Bank]
  -----                                ---------------             ---------------            ---------------
------------------------------------------------------------------------------------------------------------------
[Insert name of Purchasing Bank]   $[Insert Purchase Price]    $[Insert Purchase Price]   $[Insert Purchase Price]
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

                                                                    SCHEDULE III
                                                                   TO COMMITMENT
                                                                        TRANSFER
                                                                      SUPPLEMENT

                 LIST OF LENDING OFFICES, ADDRESSES FOR NOTICES,
                  COMMITMENT AMOUNTS, AND PROPORTIONATE SHARES

Names of Transferor Banks                               Revised Maximum Commitment
-------------------------                               --------------------------
[                        ]                                       $

[                        ]                                       $

                                                            Revised
Names of Transferor Banks                                   Commitment Percentage

[                        ]                                             %

[                        ]                                             %

                                                            New Maximum
Names of Purchasing Banks                                   Commitment

[                        ]                                       $

                                                            Commitment
Names of Purchasing Banks                                   Percentage

[                        ]                                             %

                                                                    SCHEDULE III
                                                                     (Continued)

[NAME PURCHASING BANK(S)]
Address for Notices:
Attention:
Telephone:
Facsimile:

Clearing Account:

[Insert Acct. #]

Eurodollar Lending Office:

[Insert Address]

Domestic Lending Office:

[Insert Address]

                                                                  SCHEDULE IV TO
                                                                      COMMITMENT
                                                                        TRANSFER
                                                                      SUPPLEMENT

                            TRANSFER EFFECTIVE NOTICE

                                                        _______________, 20__

Transferor Banks: [           ]

Purchasing Banks: [           ]

Borrower:         Indiantown Cogeneration, L.P.

                  The undersigned, as Agent under the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of October 10, 2003 by and among (i) Indiantown Cogeneration, L.P., a Delaware limited partnership ("Borrower"), (ii) the Banks parties thereto from time to time (collectively, the "Banks"), and (iii) Credit Lyonnais New York Branch, as agent for the Banks ("Agent") (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Debt Service Reserve Letter of Credit Agreement") acknowledges receipt of [ ] ([ ]) copies of the Commitment Transfer Supplement as described in Annex I hereto, each fully executed. Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

                  1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be the date hereof.

                  2. Pursuant to such Commitment Transfer Supplement, each Transferor Bank is required to deliver to the Agent on or before the Transfer Effective Date its Note[s].

                  3. Pursuant to such Commitment Transfer Supplement, the Borrower is required to deliver to the Agent on or before the Transfer Effective Date the following Notes:

[Describe each new Note for Transferor Bank and Purchasing Bank as to principal amount and payee.]

                                                                     SCHEDULE IV
                                                                     (Continued)

                  4. Pursuant to such Commitment Transfer Supplement, each Purchasing Bank is required to pay its Purchase Price, in immediately available funds, to the appropriate Transferor Bank at or before 12:00 noon, local time of the appropriate Transferor Bank, on the Transfer Effective Date.

                                       Very truly yours,

                                       Credit Lyonnais New York Branch, as Agent

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       By: _____________________________________
                                           Name:
                                           Title:

                                                                         ANNEX I

                                 INFORMATION FOR
                         COMMITMENT TRANSFER SUPPLEMENT

                  Re: Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of October 10, 2003, with Indiantown Cogeneration, L.P., as Borrower

Item I                    Date of Commitment               _______________, 20__
                          Transfer Supplement:

Item 2                    Transferor Banks:                [         ]

Item 3                    Purchasing Banks:                [         ]

                                                                       EXHIBIT E

                                RESERVE BOND NOTE

$____________________                                         New York, New York
                                                               ________ __, 20__

                  FOR VALUE RECEIVED, the undersigned, INDIANTOWN COGENERATION, L.P., a Delaware limited partnership (the "Borrower"), hereby unconditionally promises to pay to the order of [________________________] (the "Bank") the principal sum of _______ Dollars ($ _______) in respect of Reserve Bonds advanced by the Bank to the Borrower on the dates and in the amounts specified in the Debt Service Reserve Letter of Credit Agreement referred to below.

                  The Borrower further promises to pay interest on the daily unpaid principal amount hereof from time to time outstanding on the dates and at the rates specified in the Debt Service Reserve Letter of Credit Agreement. This
Note is hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of any indebtedness evidenced hereby or otherwise, shall the interest contracted for or charged or received by the Bank exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Bank in excess of the maximum lawful amount, the interest payable to the Bank shall be reduced to the maximum amount permitted under applicable law, and the amount of interest for any subsequent period, to the extent less than that permitted by applicable law, shall to that extent be increased by the amount of such reduction.

                  Each holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date each such interest payment is due and the amount of each such interest payment determined in accordance with the Debt Service Reserve Letter of Credit Agreement. Absent manifest error, all such notations shall constitute prima facie evidence of the accuracy of the information so recorded and be enforceable against the Borrower with the same force and effect as if such amounts were each set forth in a separate note executed by the Borrower.

                  All payments due hereunder shall be made without setoff, counterclaim or deduction of any nature to Credit Lyonnais New York Branch, as Agent, at 1301 Avenue of the Americas, New York, NY 10019, in lawful money of the United States of America and in immediately available funds, or at such other place and in such other manner as may be specified by the Agent pursuant to the Debt Service Reserve Letter of Credit Agreement.

                  Each holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date and amount of each Reserve Bond made to the Borrower and each payment or prepayment of principal thereof, provided that the failure of such holder to make, or any error in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Debt Service Reserve Letter of Credit

Agreement. Absent manifest error, all such notations shall constitute prima facie evidence of the accuracy of the information so recorded and be enforceable against the Borrower with the same force and effect as if such amounts were each set forth in a separate note executed by the Borrower.

                  This Note is the "Reserve Bond Note" of the Borrower to the Bank referred to in, evidences each Reserve Bond made by the Bank to the Borrower under, is subject to the provisions of, and entitles its holder to the benefits of, the Debt Service Reserve Letter of Credit and Reimbursement Agreement dated as of October 10, 2003 (the "Debt Service Reserve Letter of Credit Agreement") among the Borrower, the Bank and the other banks parties thereto from time to time, and Credit Lyonnais New York Branch, as agent for the Bank and such other banks, as the same may be amended, supplemented or otherwise modified from time to time and to which reference is hereby made for a more complete statement of the terms and conditions under which each Reserve Bond evidenced hereby is to be made and repaid. Capitalized terms in this Note that are not specifically defined herein shall have the meanings ascribed to them in the Debt Service Reserve Letter of Credit Agreement.

                  The Debt Service Reserve Letter of Credit Agreement provides for, among other things, the acceleration of the maturity of the unpaid principal amount hereof upon the occurrence of certain stated events and for voluntary prepayments in certain circumstances and upon certain terms and conditions. The obligations of the Borrower under the Debt Service Reserve Letter of Credit Agreement and this Note are secured by, and the holder hereof is entitled to the benefit of, the Security Documents.

                  In addition to any and all costs, fees and expenses for which the Borrower is liable under the Debt Service Reserve Letter of Credit Agreement, the Borrower promises to pay all costs and expenses, including reasonable attorneys' fees and disbursements, incurred in the collection and enforcement hereof or any appeal of any judgment rendered hereon.

                  The Borrower hereby expressly waives diligence, presentment, protest, demand, dishonor, nonpayment and notice of every kind to the fullest extent permitted by applicable law. No failure or delay by any holder of this Note to exercise any right or remedy under this Note or any other document or instrument entered into pursuant to the Debt Service Reserve Letter of Credit Agreement shall operate or be construed as a waiver or modification hereof or thereof.

                  This Note shall be binding upon the successors and assigns of the Borrower and shall inure to the Bank and its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                  Recourse under this Note is limited in accordance with Section
9.7 of the Debt Service Reserve Letter of Credit Agreement, and the provisions of said Section 9.7 are incorporated herein by reference.

                  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS THEREOF THAT MIGHT DIRECT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

                  The Borrower hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or related to this Note may be instituted in any state or federal court (at Bank's option) sitting in the County of New York, State of New York, and, by the execution and delivery of this Note, the Borrower expressly waives any objection which it may have now or hereafter to the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

                  All excise tax due on this Note has been paid by the Borrower and proper stamps affixed to the Mortgage securing this Note.

                                           INDIANTOWN COGENERATION, L.P.

                                           By: _________________________________
                                               Name:____________________________
                                               Title:___________________________

                                    SCHEDULE

                                 Amount and                                                Total Principal
                                  Date of        Unpaid     Date Interest                     Amount of
            Principal Amount   Principal Paid   Principal    Payment is      Amount of      Reserve Bond     Notation
Date Made   of Reserve Bond      or Prepaid      Balance        Due         Interest Due     Outstanding     Made By

                                                                       EXHIBIT F

                              EXEMPTION CERTIFICATE

                  Reference is made to the Debt Service Reserve Letter of Credit and Reimbursement Agreement dated as of October 10, 2003 among Indiantown Cogeneration, L.P. (the "Borrower"), the Banks party thereto from time to time and Credit Lyonnais New York Branch, as Agent (the "Debt Service Reserve Letter of Credit and Reimbursement Agreement"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Debt Service Reserve Letter of Credit and Reimbursement Agreement.

                  ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.17(e) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement. The Non-U.S. Lender hereby represents and warrants that:

         1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

         2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

                  (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

                  (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

         3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

         4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

                  IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

                                             [NAME OF NON-U.S. LENDER]

                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________

Date: ____________________

                                      F-2